UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

Amendment No.1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2011

ABAKAN INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52784 (Commission File Number)	98-0507522 (IRS Employer Identification No.)

2665 S. Bayshore Drive, Suite 450, Miami, Florida  33133

 (Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (786) 206-5368

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters 55

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure 62

As used in this current report unless otherwise indicated, the terms “we”, “us”, “our”, and the “Company” refer to Abakan Inc., and its subsidiaries. The term “MesoCoat” refers to MesoCoat, Inc. All dollar amounts are expressed in United States dollars.

EXPLANATORY NOTE

The Company’s Form 8-K filed on July 13, 2011 (the “Original Filing”) has been amended hereby in its entirety on Form 8-K/A (this “Amendment”) to: (i) provide clarification in the Forward-Looking Statements; (ii) add specification and detail regarding transactions with the Company’s subsidiaries and the description of their businesses; (iii) remove any promotional material from the filing; (iv) address the Company’s financial condition and results of operations in the Management’s Discussion and Analysis section; (v) clarify the Company’s subsidiary’s disclosure in the Management’s Discussion and Analysis section; (vi) provide detail in the Properties, Directors and Executive Officers, Executive Compensation, related party transactions information, in the Legal Proceedings sections, to the Company’s share capital information, and to the Recent Sales of Unregistered Securities section; and (vii) to rectify the disclosure’s financial statements, pro forma financial information, and the notes thereto.

Unless indicated otherwise, the disclosures in this Amendment continue to describe conditions as of the date of the Original Filing, and the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the Original Filing, or to modify or update those disclosures affected by subsequent events. Among other things, forward-looking statements made in the Original Filing have not been revised to reflect events, results or developments that have occurred or facts that have become known to us after the date of the Original Filing, and such forward-looking statements should be read in their historical context. This Amendment should be read in conjunction with the Company’s filings made with the Securities and Exchange Commission (“Commission”) subsequent to the Original Filing, including any amendments to those filings.

FORWARD-LOOKING STATEMENTS

Statements contained in this current report, with the exception of historical facts, are forward-looking statements. We are ineligible to rely on the safe-harbor provision of the Private Litigation Reform Act of 1995 for forward looking statements made in this current report.  Forward-looking statements reflect our current expectations and beliefs regarding our future results of operations, performance, and achievements. These statements are subject to risks and uncertainties and are based upon assumptions and beliefs that may or may not materialize. These statements include, but are not limited to, statements concerning:

•         our anticipated financial performance;

•         uncertainties related to the commercialization of proprietary technologies held by entities in which we have an investment interest;

•         our ability to generate revenue from operations or gains on investments;

•         our ability to raise additional capital to fund cash requirements for operations;

•         the volatility of the stock market; and

•         general economic conditions.

In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors.

We wish to advise readers not to place any undue reliance on the forward-looking statements contained in this current report, which reflect our beliefs and expectations only as of the date of this current report. We assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances or any changes in our beliefs or expectations, other that is required by law.

We also wish to caution readers that our operating results are subject to various risks and uncertainties that could cause our actual results to differ materially from those discussed or anticipated including the factors set forth in the section entitled “Risk Factors” included elsewhere in this current report.

ITEM 2.01      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 11, 2009, the Company executed an Investment Agreement, dated December 9, 2009, with MesoCoat, Inc. (“MesoCoat”) and Powdermet, Inc. (“Powdermet”) pursuant to which agreement the Company purchased 79,334 newly issued MesoCoat shares, equal to a fully diluted 34% equity interest in MesoCoat for a $1,400,030 investment in MesoCoat. Powdermet - MesoCoat’s sole shareholder prior to the transaction with the Company - was owned 52% by Andrew Sherman (the CEO and a director of both MesoCoat and Powdermet who became a director of the Company on August 20, 2010), 41% by Kennametal, Inc. (an unrelated company) and 7% by other unrelated parties. On March 21, 2011, the Company fulfilled the terms of a Stock Purchase Agreement with Kennametal Inc., dated June 28, 2010, as amended on September 7, 2010 and replaced on March 25, 2011 through an Accord and Satisfaction Agreement, to purchase 596,813 shares of Powdermet, equal to a 41% interest in Powdermet,for $1,650,000.

On closing of the Investment Agreement the Company appointed two persons to MesoCoat’s five-person board of directors and earned a series of options to increase its equity interest in MesoCoat, as follows:

  The initial option entitled the Company to subscribe for an additional 17% equity interest in MesoCoat in exchange for $2,800,000. Exercise of the Initial Option would increase the Company’s holdings to a fully diluted 51% of MesoCoat and entitle the Company’s management to appoint a third member – an independent director – to MesoCoat’s five-person board of directors. Further, the exercise of the Initial Option would cause an agreement among the shareholders, executed concurrently with the Investment Agreement, to become effective. The shareholders agreement governs the actions of MesoCoat shareholders in certain aspects of corporate action and creates an obligation for existing shareholders and any new shareholders to be bound in a like manner.
  The second option which entitles the Company to subscribe for an additional 24% equity interest in MesoCoat in exchange for $16,000,000 within 12 months of the exercise of the Initial Option or July 12, 2012. Exercise of the second option would increase the Company’s holdings to a fully diluted 75% of MesoCoat and entitle the Company’s management to appoint a fourth member to MesoCoat’s five-person board of directors.

  The third option which entitles minority shareholders of MesoCoat, for a period of 12 months after the exercise of the second option, to cause the Company to pay an aggregate amount of $14,600,000, payable in shares of the Company’s common stock or a combination of cash and stock as provided in the Investment Agreement, in exchange for all remaining shares of MesoCoat, on a fully diluted basis, not then held by the Company.

On July 11, 2011 the Company placed MesoCoat and Powdermet on notice of its intent to exercise the initial option to increase its equity interest in MesoCoat in accordance with the Investment Agreement. The Company completed the purchase of 86,156 newly issued shares, equal to a fully diluted 17% equity interest for $2,800,000 on July 13, 2011 thereby increasing its direct ownership of MesoCoat to a fully diluted 51% interest.

The Company has to date acquired a 51% controlling interest in MesoCoat and a 41% non-controlling interest in Powdermet. Since Powdermet owns 49% of MesoCoat, the Company’s interest in Powdermet represents a 20% indirect interest in MesoCoat.

The terms and conditions of the Investment Agreement with Powdermet to acquire an equity interest in MesoCoat and the terms and conditions of the Stock Purchase Agreement with Kennametal, Inc., to acquire an equity interest in Powdermet (and thereby an indirect interest in MesoCoat) were negotiated on an arms-length basis by unrelated parties without the benefit of a third party appraisal of the current or future value of either investment. Rather our valuation of both investments was based on our analysis of what its products and technologies could do, what solutions it had for specific markets, what market share could be captured, how MesoCoat intended to commercialize its products and how realistic were MesoCoat’s financial projections.  We completed a detailed analysis of these questions and prepared a document that specifically considered the facts and supported our conclusions. Our reliance on options to increase our investment in MesoCoat is consistent with our valuation model going forward which dictates that options will only be exercised at the price agreed if developmental milestones in respect to value as determined by us are achieved within the parameters of our agreement. The exercise of the initial option permitted under the Investment Agreement is our measure of the fair value of our investment in MesoCoat on the date of exercise.

The Investment Agreement were disclosed on Form 8-K as filed with the Commission on December 17, 2009. A copy of the agreement was attached thereto and is hereby incorporated by this reference. The terms of the amendment to the Investment Agreement were previously announced on a current report on Form 10-Q as filed with the Commission on January 19, 2011. A copy of the amendment was attached thereto and is hereby incorporated by this reference. All references to these agreements are qualified, in their entirety, by the text of such exhibits.

The information set forth above in Item 2.01 of this current report on Form 8-K is incorporated herein by this reference. On our exercise of the initial option our principal business became that of MesoCoat, which is more fully described below, and MesoCoat became our consolidated operating subsidiary.

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were, immediately before the exercise of the Initial Option disclosed under this Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, we are providing such information below. Please note that the information provided below relates to the combined enterprises subsequent to the exercise of the Initial Option, except that information relating to periods prior to the date of the exercise relate respectively to the Company or MesoCoat as indicated.

FORM 10 DISCLOSURE

ITEM 1.  BUSINESS

Corporate History

The Company was incorporated in the State of Nevada on June 27, 2006 under the name “Your Digital Memories Inc.”

Waste to Energy Group Inc., a wholly-owned subsidiary of the Company, was incorporated in the state of Nevada on August 13, 2008. Waste to Energy Group Inc., and the Company entered into an Agreement and Plan of Merger on August 14, 2008. The board of directors of Waste to Energy Group Inc. and that of the Company deemed it advisable in the best interests of their respective shareholders that Waste to Energy Inc. be merged into the Company with the Company being the surviving entity as “Waste to Energy Group Inc.”

Abakan Inc., a wholly-owned subsidiary of the Company, was incorporated in the state of Nevada on November 6, 2009. Abakan Inc. and the Company entered into an Agreement and Plan of Merger on November 6, 2009. The board of directors of Abakan Inc. and that of the Company deemed it advisable in the best interests of their respective shareholders that Abakan Inc. be merged into the Company with the Company being the surviving entity as “Abakan Inc.”

We are a development stage company.

Our corporate office is located at 2665 S. Bayshore Drive, Suite 450, Miami, Florida, 33133 and our telephone number is (786) 206-5368. Our registered agent is EastBiz.com, Inc., located at 5348 Vegas Drive, Las Vegas, Nevada, 89108, and their telephone number is (702) 871-8678.

Our common stock is quoted on the OTCQB electronic quotation system under the symbol “ABKI”.

Overview

The Company intends to become a leader in the multi-billion dollar advanced coatings and metal formulations markets by assembling controlling interests in a small number of next generation technology firms. We expect to achieve this goal by investing in R&D firms and technology start-ups that have the potential to substantially impact the surface engineering and energy management needs of Fortune 1000 companies and government entities. The Company is actively involved in supporting the R&D, market development, and commercialization efforts of those entities in which it has invested. We have to date acquired a 51% controlling interest in MesoCoat and a 41% non-controlling interest in Powdermet. Since Powdermet owns 49% of MesoCoat, the Company’s interest in Powdermet represents a 20% indirect interest in MesoCoat.

MesoCoat, Inc.

As detailed above in Item 2.01 of this current report, as of July 13, 2011 the Company has acquired a 51% equity interest in MesoCoat as consideration for its investment in MesoCoat in the aggregate amount of $4,200,030.

MesoCoat’s Business

MesoCoat is an Ohio-based materials-science company intent on becoming a technology leader in metal protection and repair based on its metal coating and metal cladding technologies designed to address specific industry needs related to conventional oil and gas, oil sands, mining, aerospace, defense, infrastructure, and shipbuilding. The company was originally formed as a wholly owned subsidiary of Powdermet, known as Powdermet Coating Technologies, Inc., to focus on the further development and commercialization of Powdermet’s nanocomposite coatings technologies. The company was renamed as MesoCoat in March of 2008. Thereafter, in July of 2008, the coatings and cladding assets of Powdermet were conveyed to MesoCoat through an asset transfer, an IP license, and a technology transfer and manufacturing support agreement.

MesoCoat has exclusively licensed and developed a proprietary metal cladding application process as well as advanced nano-composite coating materials that combine corrosion and wear resistant alloys, and nano-engineered cermet materials with a proprietary high-speed application system. The result is protective cladding applications that can be offered on a competitive basis with existing market solutions. The coating materials unite high strength, hardness, fracture toughness, and a low coefficient of friction into one product structure. MesoCoat’s products are currently undergoing extensive testing by the U.S. Air Force, U.S. Navy and Marine Corp, oil field service companies, and original equipment manufacturers (OEMs).

MesoCoat products nearing commercialization are CermaCladTM for cladding application and PComP TM for ceramic-metallic composite powder thermal spray application.

CermaClad™

CermaClad™ is a premier metallurgically bonded, high rate cladding solution optimized to manage the risks and consequences of corrosion damage and the failure of large assets such as oil and gas pipelines, refineries, ships, and bridges. In corrosive environments, including seawater, road salt, unprocessed oil, chemical processing, metals production, and other industrial applications, asset owners and operators either need to periodically maintain and replace major assets,  using expensive, corrosion resistant alloy materials, which substantially run up costs, or clad their carbon steel with a corrosion resistant alloy coating. Cladding solutions such as CermaClad™ can save up to 80% of the cost of using solid alloys, while providing equivalent maintenance free corrosion lifetimes equal to the life of the asset. Clad metals are widely used in oil and gas exploration and production, marine transportation, mining, petrochemical processing and refining, nuclear, paper and pulp, desalination, and power generation industries. Each industry sector has different needs for this material. For instance, to meet growing global energy demands, oil companies continue to extend their offshore drilling efforts into deeper seas. The higher temperatures and corrosivity of deeper reserves eliminate plastics and other solutions from consideration, increasing the use of corrosion resistant alloys and lower-cost clad pipe alternatives.

CermaClad™ is MesoCoat’s proprietary cladding process which utilizes a high density infrared fusion heat source – an arc lamp – to metallurgically bond (make inseparable) metals, corrosion resistant alloys and/or cermets onto a metal substrate. Using this process, products like pipe and plates can be protected against harsh operating environments with great efficiency and speed compared to competing weld overlay products. Today, cladded steel is a specialized segment of the steel industry where it is estimated that demand outstrips supply.

The competitive advantages of CermaClad™ over current competing technologies and products are:

•         Cermaclad and other clad overlays are substantially lower cost than pure alloy products

•         CermaClad™ produces a metallurgically bonded overlay, reducing risk of catastrophic failure and buckling of lined pipes such as industry leader Butting’s BuBi bimetallic pipe

•         CermaClad can be applied to seamless pipe, eliminating 90% of welds which are a common source of early failure.

•         CermaClad™ application technology occurs with a 30-40cm wide “torch” compared to less than 1 cm for laser or inert gas welding torches, resulting in planned application rates over an order of magnitude faster than current weld overlay technologies.

•         CermaClad produces a smooth overlay that is virtually free of base metal dilution, improving inspectability and corrosion resistance, and eliminating many sources of corrosion and fatigue initiation.  Smooth surfaces also decrease flow resistance, enabling reduced friction losses in pipeline applications.

The CermaClad™ product line in development today is as follows:

  CermaClad™ CR (Corrosion Resistant Alloys)
  CermaClad™ WR (Wear Resistant)
  CermaClad™ HT (High Temperature)
  CermaClad™ LT (Low Thickness)

PComP™

PComP™ is a series of nanocomposite cermet coatings that are used to impart wear and corrosion resistance, and to restore dimensions, of metal components.  PComP competes against chrome and nickel plating, and tungsten carbide in the multibillion dollar inorganic metal finishing market.  Competing materials like hexavalent chrome, carbides and tungsten carbide cobalt have become major headaches for industrial producers in the metal finishing industry since these materials are on the EPA’s hazardous materials watch list and are legally banned in several countries. Industry spends billions annually on these hazardous materials, and Mesocoat’s customers can gain a competitive advantage while mitigating environmental liabilities by adopting green products and processes into their product offerings. While businesses grapple with the need to transition away from these harmful products, MesoCoat has developed a solution platform that we plan to offer at substantially lower cost and higher productivity than leading chrome alternatives, and which has shown order of magnitude improvements in head to head wear and corrosion performance testing

PComP™, named for its particulate composite powders, is one of the few economically viable industry replacement solutions for hard chrome and carbides due to the product line’s advanced corrosion, friction, wear and thermal barrier properties.

MesoCoat scientists have developed and patented a family of corrosion resistant coating solutions that combine extreme wear resistance, fracture toughness (resiliency), and a low friction coefficient all in one product structure. In conventional materials science toughness normally decreases as hardness and wear resistance increases by combining nano-level structure control and advanced materials science, , MesoCoat has developed a patented coating structure that can be both very tough and very wear resistant. Equally important, the hardness of a wear coating normally limits the ease with which it can be machined. The unique nanostructural design of the PComP™ coating solutions results in a coatings that can be machined through a finish grinder much faster than a product with a traditional carbide coating. The speed of coating application and final machining results in higher productivity and lower costs in metal finishing operations.

MesoCoat’s engineers have also been able to build an increased ductility into the PComP™ product structure combined with a lower stiffness than traditional carbides, imparting and ability to resist coating failure and spallation under heavy loads. Hard and brittle coatings often crack and flake off metals when stressed.  PComP™ has been designed to have increased ductility and strain tolerance. Products coated with PComP™ are extremely wear resistant and can sustain very high loads without cracking and flaking, making it suitable for use in highly loaded components such as oilfield equipment like mandrels, plungers, drill bits, hydraulics, and others used in highly turbulent offshore oil production.

The PComP ™ product line was specifically designed to meet the needs of two large markets: hard chrome plating and tungsten carbide coating replacement. The PComP™ family of nanocomposite coatings consists of five products, all of which have shown, in testing by third parties, to provide better wear, corrosion and mechanical properties at a lower life cycle cost than most of today’s alternatives.

MesoCoat intends to sell these products through different channels. Commercial sector accounts will have access to these advanced coatings by buying thermal spray application services from MesoCoat. Large OEM’s and Government agencies like the U.S. Air Force would procure raw powders as they are vertically integrated to do their own thermal spray applications using dedicated maintenance and repair depots. Recently, several defense organizations have been given congressional mandates to make better use of their existing equipment (planes, helicopters, jets, tanks and other armored vehicles, etc.) as budgets for the purchase of new equipment will be limited over the next few years. MesoCoat’s low-cost, long-life coating materials should appeal to government buyers striving to meet budgetary restrictions.  Finally, to achieve more rapid penetration of a territorial (geographic) market, MesoCoat is actively qualifying preferred provider partners in certain territories (Houston and Los Angeles as two examples) to provide services in territories it is not currently able to service.

The competitive advantages of PComP™ for each of its two markets are as follows:

•         Chrome replacement

o   PComP™ T-HT (High Toughness) is a high corrosion/wear resistant high velocity oxygen fuel (HVOF) coating for hard chrome replacement in hydraulic cylinders, boilers, chemical, and petrochemical applications. PComP provides both wear and corrosion resistance (unlike chrome), and significantly reduces environmental safety and health liabilities.  Furthermore, in many applications, thermal spray coatings such as PComP provide life multiples over chrome.  Lower coefficient of friction protects seals from premature wear and reduces energy consumption in rotating components through lower friction losses, and the lower coating stresses and higher toughness enable thicker coatings to be applied than chrome or other alternatives, meaning component life can be extended through enabling additional repair cycles.   PComP™ T-HT has significantly higher build-up rates than that of carbides, and grinding and finishing can be done faster and cheaper with conventional grinding techniques compared to the expensive diamond finishing process used for competing carbide coatings.

o   PComP™ T-HH (High Hardness) is a higher wear resistance, cobalt based version of PComP™ T-HT coating for hard chrome replacement in environments that need better wear resistance but have less severe corrosion requirements. PComP™ T-HH also provides good corrosion resistance in non-water environments and its low coefficient of friction and lack of coarse by-products also protects seals and mating surfaces from premature wear.

o   PComP™ S is a hard chrome replacement solution for aerospace applications that exhibits high toughness, wear resistance and displays increased spallation resistance. PComP™ S also has the lowest density of any chrome alternative, enabling significant fuel savings to be realized in transportation markets.

•         Tungsten carbide replacement

o   PComP-T materials offer customers an alternative to escalating tungsten prices arising out of china’s near-monopoly on tungsten supplies.  Unlike tungsten carbide coatings, PComP uses primarily non-strategic, domestic materials such that PComP costs will decrease with increased volume, while tungsten prices have tripled in the last few years and are expected to have increase volatility in the future. Initial pricing is based on achiving a 50% cost reduction over current WC-Co-Cr component repair costs.

o   PComP™W is Mesocoat’s “nano-engineered” tungsten carbide coating solution, and offers significantly improved toughness and wear resistance over industry-standard tungsten carbide coatings, making it better for critical high wear applications such as gate valves. PComP™ W can replace conventional tungsten carbide cobalt in the thermal spray industry and provides increased wear resistance in abrasive wear applications, with higher toughness and impact resistance than ceramic alternatives such as alumina-titania. PComP-W is also significantly more robust than competing detonation gun and alternate coatings, achieving excellent results with much higher throughput and lower operating cost equipment such as standard HVOF guns.

Stage of Development

None of MesoCoat’s materials are currently produced on a full-scale commercial production basis even though some materials have been produced on a small scale. Even though some of the materials are in limited release, certain of MesoCoat’s materials are expected to be ready for commercial market entry and production within the next twelve months. The following table indicates our estimated timeline for the commercial introduction of those products that are most imminent:

Product	Production Scale	Time (months)
PComP™ T	Market Entry	6
PComP™ W	Market Entry	6
PComP™ S	Market Entry	12
CermaClad™ CR	Full Production	9
CermaClad™ WR	Market Entry	3
CermaClad™ WR	Full Production	15

License agreement with Powdermet, Inc.

On July 22, 2008 MesoCoat entered into a license agreement with Powdermet. The agreement gives MesoCoat a royalty-free, exclusive, perpetual license to PComP™ intellectual property, certain equipment, and contracts and business lists, including seven supporting patents, the trademark, and supporting confidential and trade secret information, including formulations, processes, customer lists and contracts, for all Powdermet technologies in the field of wear and corrosion resistant coatings. MesoCoat was at the time of licensing a wholly owned subsidiary of Powdermet, and Powdermet currently retains a 49% ownership position in MesoCoat.  The agreement also includes Powdermet’s commitment to provide manufacturing expertise and technical capabilities supporting PcomP™ powders on a priority basis.  Powdermet retains the exclusive manufacturing rights for the first 50 tons of PComP™ powders through July 1, 2013.

MesoCoat's exclusivity agreement with Mattson Technology, Inc.

Mattson Technology, Inc. (“Mattson”) is the developer and manufacturer of the Vortek™ high power plasma arc lamps, and is a high energy plasma arc lamp developer.  The principal provisions of an exclusivity agreement dated April 7, 2011 between MesoCoat and Mattson Technology, Inc. are as follows:

•         Mattson has provided the exclusive right and license to MesoCoat to use the high intensity Vortek lamp in MesoCoat’s products in the wear reducing and corrosion resistant coatings, claddings and related surface treatments market.

•         The exclusivity period runs to the end of 2017 and is conditional on an escalating minimum number of 5 lamps being ordered on an annual basis starting in 2012.

•         In return for these rights MesoCoat will pay to Mattson a fee of $2 million in five equal installments starting from the date of the successful performance of the first unit.

•         Included in this agreement is a sliding scale price discount based upon the number of units to be ordered each year.

•         A supply agreement between the two parties is currently being negotiated to fully complete some of the detailed commercial points of this relationship.

MesoCoat’s exclusive patent license agreement with UT-Battelle LLC.

MesoCoat has obtained a two stage, exclusive license from UT-Battelle, LLC to utilize two patents in its processes to develop products for wear and corrosion applications. The initial non-commercial exclusive license was entered into on September 22, 2009 which enabled MesoCoat to conduct development work to prove out the technology within the field of use. The second stage of the agreement comprises a commercial exclusive license, executed on March 7, 2011, permits MesoCoat to conduct commercial sales utilizing the licensed process and technology. The license is valid through the expiration of the last patent in 2024 and required that MesoCoat invest in additional research and development of both the technology and the market for products that stem from the technology by committing to a certain level of personnel hours and $350,000 in expenditures which conditions have been met.

Stage I and II license fees of $50,000 have been paid against the agreement and a royalty of $15,000 or 2.5% of revenues generated in the United States that utilize the technology, minus allowable costs as defined by contract, whichever is greater, are due March 31 on an annual basis beginning after the first commercial sale. For the first calendar year after the achievement of a certain milestone and the following two calendar years during the term of the agreement, MesoCoat is obligated to pay a minimum annual royalty payment of $10,000, $15,000 and $20,000 respectively. No royalty payments have been made pursuant to this agreement through May 31, 2011.

Cooperation agreement with Petroleo Brasileiro S.A

An agreement dated January 7, 2011 was signed by MesoCoat to cooperate with Petroleo Brasileiro S.A (“Petrobras”) to carry out qualification tests and development for application technology of cladding materials on internal and external surfaces of pipes. The term of the agreement is for 18 months during which time MesoCoat will, with Petrobras assistance, carry out tests over two phases. The first phase, planned for the first 8 months, is designed to qualify the materials and process being used and the configuration of the Arc Head Lamp developed for MesoCoat (by Mattson). The second phase, over the following 10 months, is designed to scale up the process to demonstrate, verify and identify design requirements to construct a prototype facility to coat the inner surface of a 10 inch diameter pipe. Should results be successful, the materials and process are expected to result in API approval and MesoCoat has agreed to negotiate a further agreement with Petrobras to enter into a possible third phase designed to finalize the design and construct a pilot plant coating facility in Brazil with the capacity for producing cladding on the interior diameter of pipes and tubes with section lengths of at least 12 meters.

Powdermet, Inc.

On March 21, 2011, the Company fulfilled the terms of a Stock Purchase Agreement with Kennametal Inc., dated June 28, 2010, as amended on September 7, 2010 and replaced on March 25, 2011 by an Accord and Satisfaction Agreement, to complete the purchase of Kennametal’s 596,813 shares of Powdermet equal to a 41% interest for $1,650,000.

Powdermet’s Business

Powdermet was formed in 1996 and has since developed a product platform of advanced materials solutions derived from nano-engineered particle agglomerate technology and derived hierarchically structured materials. These advanced materials include energy absorbing ultra-lightweight syntactic- and nano-composite metals in addition to the PComP™ nanocomposite cermets exclusively licensed to MesoCoat. The business has historically financed itself through corporate engineering consulting fees, government contracts and grants (over 90), and recently through partnerships with prime contractors and systems integrators. Powdermet now expects to transition from an engineered nano-powder R&D lab and toll powder manufacturer into a commercial sector company.

While MesoCoat’s product focus is on developing advanced cermets to address corrosion and wear coating needs, Powdermet’s product differentiation is based on its ability to build advanced nano-structured metal formulations to address energy efficiency, reduction in hazardous materials, and life cycle cost reduction. Powdermet’s technologies are particularly useful in crash and ballistic energy management markets since they offer weight reduction and the ability to dissipate substantially more impact energy than the aluminum alloys and foamed metals currently available.

Powdermet has four materials solution families under development:

•         SComP™ - A family of syntactic metal composites known for their light weight properties and ability to absorb more energy than any other known material. SComP™ can provide weight savings over cast aluminum and magnesium without magnesium’s corrosion and wear limitations.

•         MComP™ - A family of hierarchically structured, rare earth free, nanocomposite metal and metal matrix composites meant to enable higher strength and temperature capability compared to traditional light metals. They have been designed to be a market replacement for beryllium, aluminum and magnesium in structural applications, without relying on scare and expensive rare earths to produce high strength and thermal stability.

•         EnComP™ - A diverse family of engineered microstructure energy based solutions includes substitutes for rocket fuel, hydrogen storage and obscuring products with a primary product now being final tested by the U.S. Army to replace red phosphorous in munitions equipment.

•         SynFoam™ - A family of structural, thermally insulating syntactic ceramic composites combining strength, high temperature functionality and low thermal conductivity into one multifunctional material.

Powdermet’s two products closest to commercialization are SComP™ and EnComP™.

AMP Distributors Inc.

AMP Distributors Inc. (“AMP”) was formed by the Company in June of 2011 as a Cayman Island company for the primary purpose of negotiating, executing and administrating international sales of MesoCoat's products. AMP will also be tasked with acquiring equipment and coating materials for Company’s international transactions.  The company has appointed a managing director with over 15 years of experience in the offshore financial services industry and retained Kariola Limited, a consultancy organization, to assist it with technical advice and entry into the Far East markets.

Future Acquisition Targets

The Company utilizes multiple resources to identify future acquisition targets. In addition to the professional networks of senior management and relationships with national labs, such as the Oak Ridge National Lab, we also use the methods below to search for innovative technologies and companies, which could lead us to additional acquisitions:

•         Patent Search – We conduct bi-monthly searches for provisional patents and published patents on the U.S. Patent and Trademark Office and World Intellectual Property Organization patent websites to keep a track on any new patents published or licensed by our competitors and partners, and also any new patents filed/published by universities and early stage companies that might be of interest to us.

•         Conferences, Events, and Tradeshows – Teams from the Company, MesoCoat, and Powdermet attend close to 50 technology conferences, tradeshows, and events every year. We have found these to be an excellent resource for learning about new technologies, especially since these events center on our interests and expertise as well as that of potential acquisitions.

•         Meltwater News – Meltwater News monitors and analyzes online news in more than 110 countries, delivering business intelligence and insight to corporations and organizations worldwide so clients can make informed decisions. We use Meltwater as an online repository where we archive important news related to our partners, competitors, competing technologies, and new innovative technologies/companies that seem to be a good investment proposition. Our management team reviews all the new technologies and companies every two weeks to evaluate their potential and make subsequent decisions/actions.

•         Universities – We are on the mailing list of several universities that focus on research in nanotechnology, advanced materials, surface engineering, and advanced processing. These universities send us regular updates on the technologies currently in development, as well as any new patents or products that culminate from the research work. In addition to interacting with universities’ tech transfer departments, we are in regular contact with professors that manage research projects in our areas of interest who are certain that their technology has high potential but their universities’ patent offices have insufficient budgets.

•         Press Releases – Our most recent press releases have begun to generate external interest in our firms and operations. As such, outside parties proactively engage us in a dialogue about their technology and/or company.

•         LinkedIn – We are active participants in several LinkedIn groups related to new technologies, venture capital, angel investors, and early stage capital. We regularly evaluate new technologies in the surface engineering arena that are posted on various LinkedIn groups and then continue further discussion with them.

Every future opportunity will be evaluated based on several investment criteria. Prospective companies must have individual market solutions intended to solve critical industry problems and have the potential to generate at least a $100 million in revenue within five years of investment. Most companies that are ultimately included in the Company’s investments will have more than one market solution. We are therefore restricted to firms that have established R&D programs, with a preference for firms that have solutions in final stages of R&D or in pilot-scale production. The Company is directing its attention to owners that are willing to accept a multi-phased investment option while guaranteeing operational control. We plan to support these technology-centric R&D opportunities and investments with our own corporate strategy, market development, licensing and contracted support.

Industry Overview

External Environment: Corrosion

The U.S. Department of Commerce monitors a large number of industry sectors that face problems with corrosion, which is a growing issue faced by companies worldwide. Metallic corrosion is the degradation that results from interaction of metals with various environments such as air, water, naturally occurring bacteria, chemical products and pollutants. Steel accounts for almost all of the world’s metal consumption and therefore an astoundingly high percentage of corrosion issues involve steel products and by-products.  These issues affect many sectors of the worldwide economy.

Although worldwide corrosion studies began in earnest in the 1970s, there has never been a standardized way for countries to measure corrosion costs. As a result, estimates of economic damage are difficult to compare. What is clear, however, is that the impact of corrosion is serious and severe. As a result of corrosion, manufacturers and users of metallic products incur a wide range of costs, including:

•         painting, coating and other methods of surface preparation;

•         utilizing more expensive corrosion resistant materials;

•         downtime costs;

•         larger spare parts inventories; and

•         increased maintenance.

There are also related costs that may be less obvious. For instance, some of the nation’s energy demand is generated by firms fixing metallic degradation problems. Studies have shown that this increased energy demand would be avoidable if corrosion was addressed at the preventable stage. Some of this demand could be reduced through the economical, best-practice application of available corrosion control technology.

External Environment: Wear

Corrosion is not the only concern of engineers and material scientists. In most industries, the deterioration of surfaces is also a huge problem. Wear is often distinct from corrosion and describes the deterioration of parts or machinery due to use. The effects of wear can generally be repaired. However, it is also usually very expensive. Prevention and wear protection is the most economical way to offset the high costs associated with component repair or replacement. To accomplish this, hard-face coatings are applied to problematic wear surfaces for the purpose of reducing wear and/or the loss of material through abrasion, cavitation, compaction, corrosion, erosion, impact, metal-to-metal, and oxidation. Some companies focus on the prevention side of the business (applying coatings to prevent wear) while others focus on the repair side of the business (reforming metal or applying coatings to fix metal substrate problems).

In order to properly select a coating alloy for a specific requirement, it is necessary to understand what has caused the surface deterioration. The various types of wear can be categorized and defined as follows:

•         Abrasion is the wearing of surfaces by rubbing, grinding, or other types of friction that usually occurs due to metal-to metal contact. It is a scraping, grinding wear that rubs away metal surfaces and can be caused by the scouring action of sand, gravel, slag, earth, and other gritty material.

•         Cavitation wear results from turbulent flow of liquids that carry small suspended abrasive particles.

•         Compression is a deformation type of wear caused by heavy static loads or by slowly increasing pressure on metal surfaces. Compression wear causes metal to move and lose dimensional accuracy.

•         Corrosion wear is the gradual deterioration of unprotected metal surfaces, caused by the effects of the atmosphere, acids, gases, alkalies, etc. This type of wear creates pits and perforations and may eventually dissolve metal parts.

•         Erosion is the wearing away or destruction of metals and other materials by the abrasive action of water, steam, slurries which carry abrasive materials. Pump parts are subject to this type of wear.

•         Impact wear is the striking or slamming contact of one object against another and this type of wear causes a battering, pounding type of wear that breaks, splits, and deforms metal surfaces.

•         Metal–to-Metal wear is a seizing and/or galling type of wear that rips and tears out portions of metal surfaces. It is often caused by metal parts seizing together because of lack of lubrication. It usually occurs when the metals moving together are of the same hardness. Frictional heat promotes this type of wear.

•         Oxidation is a type of wear causing flaking or crumbling layers of metal surfaces when unprotected metal is exposed to a combination of heat, air and moisture. Rust is an example of oxidation.

Generally, the initial coating selected to protect a product against wear is also the same product applied to correct the problem once the product is worn. However, at that time, engineers can determine whether some of the characteristics they set for the initial preventative coating have withstood the environment or other pressures initially assumed in the product’s design. If it is determined that the initial coating selection was not adequate, material scientists can change the application parameters of the prior coating material (like amount or width of coating material applied) or select a new coating material that has new properties. For instance once the type of wear is identified, a material engineer might determine that a new coating material with better lubricity and other characteristics is needed for repair.

Presently there is no governmental standardized method to classify or specify degrees of wear. Nor is there a central agency that collects market data on the cost of wear-based issues, primarily because firms account for repair costs differently. Each industry sector has its own means of evaluation and approach to repair, based on the type of part that needs repair, the urgency of that repair, the availability of a coating solution and the cost associated with downtime. In general, companies already have plans in place on how to fix a part once it goes down. However, if an unexpected problem occurs, firms utilize the expertise of experienced materials engineers that have worked with numerous coating suppliers to evaluate a solution. Sometimes this evaluation is done by reviewing vendor data only (suppliers typically provide complete data product information worksheets which detail product properties, testing specifications, best applications methods and conditions). If self-review is insufficient, consultants and vendors are flown it to help assist companies in their material selection or solution repair needs. Those solutions then go through review to determine their merit and cost benefit. Sometimes, parts cannot be repaired and new ones are required.

Competition

The companies in which the Company has invested can expect to face intense competition within their respective market segments upon product commercialization. The industrial coatings industry is highly fragmented by companies with competing technologies each seeking to develop a standard for the industry. Industrial coatings research and development has been ongoing for some time and several firms are perceived as the industry leaders.

MesoCoat

A handful of large companies cater to this market segment – JSW Steel Co. controls the clad plate market with majority of the market share, Butting GmbH and Cladtek International Pty Ltd. are the largest players in the mechanically clad pipe market, whereas ProClad Group is the majority player in the metallurgically clad pipe market. Most of these large companies participating in the cladding market have very similar technologies and control the market mostly on their scale of production (availability), relationships, and price.

Several smaller companies spread across the globe are also involved in this market segment, like Arc Energy Resources, IODS, High Energy Metals, and Kladarc, all of which offer weld overlay services for the oil and gas industry and make approximately $1-15 million in annual revenues. Other examples include Matrix Wear Technologies, Cladtech Canada, Brospec LP, Almac, and Clearwater Welding and Fabrication LP all of which offer weld overlay processes to those working in the Canadian oil sands with annual revenues that range from $15-50 million. The higher revenues for the Canadian weld overlay companies is primarily due to their presence in Canada where oil sands operations require huge amounts of clad pipe and components, and the emphasis is on local shops and faster turnaround times.

CermaClad™ is being positioned as a lower overall risk option between the lower mechanical risk (but low capacity, and higher corrosion risk) weld overlay products, and the higher mechanical (buckling) risk of lined products.    Market indicators evidence that the overall market for metallurgically bonded clad products will grow dramatically if the price point for these types of products can be reduced and capacity increased significantly.  When offered on a commercial basis the CermaClad™ process is expected to disrupt the traditional market for cladding products and compete from with an advantage over current producers based on the following factors:

•       Time and productivity

o   Much faster than weld/laser cladding, more scaleable for production volume

o   Capital investment significantly lower than mechanical cladding for similar capacity

o   Ability to provide local content in scalable manner at reasonable capital investment levels

o   Reduces lead times compared to current market, and provides high scalability for market flexibility.  Potentially enables distribution and customization of pipe for fast-turnaround project needs

o   CermaClad can be applied to very large pipes (above 18”), where lined pipe cannot currently be produced, and where current weld overlay technology by comparison is considered too slow and expensive.

•         Performance risk

o   True metallurgical bond, reduces potential for catastrophic failure.

o   Smoother surface (high flow, easier inspection), reduces perceived risk by being easily inspected

o   Crack-free hard coatings to 10mm thickness enable performance multiples in hardfacing

o   Better properties than weld overlay due to lower dilution or dissolution.

o   Cermaclad enables the use of metallurgically bonded clad seamless pipe, eliminating 90% or more of the welds compared to other product offerings.

•         Cost

o   Faster Application and high throughput lowers cost basis for metallurgically bonded clad product

o   Technology allows the application of thinner clad layers, potentially enabling dramatic cost reduction at sustained margins

o   High productivity and scalability can enable reduced lead times, reducing capital costs for large projects.

PComP™ nanoenginered cermet products have relatively few competitors. Although there are a few companies like Nanosteel, Integran, Inframat, Xtallic, and Modumetal that offer similar solutions; no competitor has been able to engineer the properties that MesoCoat has built into its PComP™ product line. The company has been able to manufacture a corrosion resistant product that has high strength, hardness and fracture toughness.  Toughness and hardness are normally inversely proportional characteristics and no other company has been able to reverse the nature of these properties which is what makes the PComP™ products unique in the market place. MesoCoat has also increased the ductility factor in the PComP™ products so basically not only has PComP™ shown to provide a harder coating surface, but the hard objects are able to bend more without breaking.

In order to understand the type of market impact these materials could have if launched successfully, it is important to note that PComP-W™, MesoCoat’s tungsten cobalt carbide replacement solution, exhibits high deposition efficiency and at aVickers hardness similar to that of tungsten carbide while being stronger than the conventional carbide coatings it is designed to replace. Good toughness tolerates more flexing of the part than other HVOF WC coatings without the usual cracking of the coating. The structure of the PComP™ coatings also allow for conventional grinding techniques, eliminating the expensive diamond finishing process needed for conventional materials used in tungsten carbide and cobalt coating solutions.

Powdermet

The ENComP™ product line is in final stages of testing as an obscurant. The product is a red phosphorous replacement solution that is being tested as an environmentally friendly smoke screen product for combat troops. Powdermet knows of only one firm in the world which supplies red phosphorous gas obscurants to the U.S. military but it knows of the toxic dangers associated with this obscurant and has been seeking a replacement for the last several years. The primary competition for the ENComP™ product line may be the U.S. military itself as several U.S. Army labs have products in development but as far as we know none are as advanced as Powdermet’s products.

SComP™ is not as close to commercialization as EnComP™ but this solution addresses a much larger market need.  Today’s engineered materials market offers nothing like SComP™ and its closest competition would be engineered honeycomb structures and foamed metals, neither of which have SComP™’s energy absorption capabilities, metal-like aesthetics and ease of use. One of the largest benefits of these syntactic metal composites is their ability to absorb energy from impacts and ballistic events through deformation.  Powdermet is aware of one firm, APS Inc., offers a similar product.

Market competition may come from nanotube companies which are attempting to build energy absorption features using this type of technology but without the same property characteristics as Powdermet’s products, especially in the area of thermal resistance.   SComP™ is expected to fare well when introduced to the commercial market.

General Company Competitive Advantages

The following factors serve as keys to the Company’s success:

•         Management – A well-balanced, experienced management team provides the Company and its subsidiaries with the guidance and strategic direction to successfully gain market entry.

•         Products – The Company’s products represent innovations in key, multi-billion dollar markets.

•         Intellectual Property – The intellectual property of MesoCoat and Powdermet include exclusive licensing rights to technologies that make market penetration effective and feasible.

•         Qualification and Testing – As U.S. government agencies and private sector entities qualify and test MesoCoat’s and Powdermet’s products, significant barriers to entry are automatically created for potential competitors.

•         Fundraising - As a publicly traded entity, the Company gains financing from public equity markets which provide more liquidity and easier access to capital in the fundraising process.

The Company has also constructed the following barriers for potential competitors:

•         Product development expertise in both MesoCoat and Powdermet

•         Exclusive license for the high density fusion cladding process from Oak Ridge National Lab

•         Strong product pipeline that would be ready for market in the next 2-3 years

•         Exclusive access to arc lamp technology developed by Mattson Technologies; and

•         R&D innovation.

Based on the powders developed by Powdermet, MesoCoat can successfully introduce its application services for corrosion-resistant alloys and wear-resistant coatings. Central to the MesoCoat coating process is its use of Mattson’s arc lamp technology. Mattson’s lamp acts as a high intensity heat source which replicates conditions at the surface of the sun, fusing the coating materials with a product’s surface area to create a smoother finish. The arc lamp also covers a much larger surface area than competing laser cladding technology, allowing coatings to be applied at a much faster rate. Finally, MesoCoat’s continued investment in R&D is expected to improve its current technology and service offerings and spur further innovation.

MesoCoat does face its own barrier to entry in the coatings industry. The most immediate challenge consists of achieving American Petroleum Institute certification for its CermaClad™ products. In order to successfully sell to the oil and gas industry, MesoCoat’s coatings must receive official approval and certification, a process that requires partnership with a major oil and gas entity. However, the cooperation agreement with Petrobras and the construction of our Euclid, Ohio plant are positive steps towards achieving this goal. Moreover, it should be noted that the wear-resistant coatings do not require any certification or approval from any industry or government entity, allowing MesoCoat to enter markets such as the oil sands development with minimal resistance. The barriers to entry in the coatings industry rely primarily on developing the best technology and protecting it through intellectually property measures and consistent R&D.

Marketability

The ultimate success of any product will depend on market acceptance in its many forms, including cost, efficiency, convenience and application. The market for MesoCoat’s prospective products is potentially enormous and will require the Company to apply a significant portion of its focus on how to best initiate market introductions and into which segments. The commercial possibilities for those products currently under development at Powdermet are no less expansive and will likewise require that significant resources are dedicated to an effective marketing strategy as commercialization draws near.

MesoCoat Overview

A tremendous need exists today to find better corrosion protection and wear prevention technologies to replace many of the coating materials currently used in the coatings industry.

The inorganic metal finishing industry alone is one of the largest industrial users of hazardous and carcinogenic chemicals. Hazardous metals such as lead, cadmium, chromium, and to a lesser extent, cobalt, tungsten carbide, and volatile organic compounds used to strip rust and repair large steel structures are being phased out or subjected to increasingly strict environmental regulations. Companies annually spend billions of dollars just on coatings made from hazardous materials. Private companies and government defense agencies often use harmful products like chrome because these solutions have been the best corrosion resistant products available for the last 20 years. However, private and public users are now recognizing the environmental problems these materials cause and the potential safety issues for those who come in contact with these materials.  Many companies would stop using these hazardous materials if a cost effective substitute product could be brought to market.  Legally, users may soon have no choice but to desist from using hazardous materials as the EPA and other international environmental organizations are moving to ban their use.

Manufacturers are now modifying their product’s bill of materials list and seeking substitute coating products with similar or better corrosion and wear resistant properties in advance of impending legal changes. Many are turning to next generation coatings made from alternative technologies like nanotechnology-based materials to accomplish their goals. Innovative companies that can develop non-toxic and longer life coating alternatives that have equal or superior corrosion and wear protection capability relative to today’s materials stand to reap significant financial rewards in the next several decades.

CermaClad™

The Company has entered into an agreement with Petrobras to utilize the CermaClad™ process in the field. MesoCoat plans to sell this solution to the oil industry first as it is expected that the CermaClad™ processes’ capability to clad the interior diameter of seamless pipes will result in an immediate market success. Management has made sizeable investments in redesigning the technology to commit to this initial market solution. The internationally acclaimed engineering firm, Mattson Technology, has finalized the development of a new inside diameter HDIR lamp head and other firms have been contracted to develop other translational technologies needed for large scale production. The end result is that MesoCoat expects to be able to accomplish high speed cladding of pipe diameter interiors in sizes ranging from 8 to 36 inches for lengths up to 40 feet.  MesoCoat plans to use this new equipment to obtain American Petroleum Institute (API) certification.

MesoCoat plans to sell their CermaClad™ market solution at approximately 20% below the market price of today’s corrosion resistant alloy (CRA) clad materials. The ability to decrease below the market price of current offerings is due primarily to the efficiency of the process.  Allowing for a 20% discount, MesoCoat still expects a gross profit margin of approximately 40% on this product line. MesoCoat’s expansion within the market will be tied to its ability to attract project financing or joint venture partners to build fabrication plants. Given the projected profitability of such plants and the anticipated short payback period anticipated, management foresees no problem attracting interested market partners. The Company’s management is interested in marketing CermaClad™ in certain geographical locations.

PComP™

MesoCoat expects to sell PComP™ application services to commercial buyers like Boeing, Caterpillar B.F. Goodrich, and several OEM's from the oil and gas industry  Application services will be sold on a “per square inch” basis and pricing will be reflective of market pressures and the volume of work received from each commercial customer. Pricing variables will be taken into consideration for each application service order.

MesoCoat’s forecast for PComP™ growth is conservative due to the initial emphasis placed on sales of the CermaClad™ product line. Nevertheless, management’s forecast could be understated if sales to military maintenance and repair organizations exceed expectations. The military spends billions each year to address wear and corrosion issues associated with new and used equipment. The U.S. Department of Defense has widely publicized that in the future its budgets will be focused on sustaining current platforms rather than developing or producing new ones. Based on input received from government agencies, MesoCoat expects that it will be able to offer ideal environmentally friendly anti-corrosion/wear resistant material solutions needed today to sustain current platforms.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements and Labor Contracts

The Company has no patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts other than those held by MesoCoat and Powdermet.

MesoCoat has 1 non-exclusive and 6 exclusively licensed patents from Powdermet Inc., 2 exclusively licensed patents from Oak Ridge National Lab, 3 pending U.S. patents, and 2 pending global patents.

Powdermet owns 7 U.S. patents apart from 2 exclusively licensed patents from Ultramet Inc., as well as trademarks and licenses which it will use to protect its assets as necessary.

Patents remain in place 20 years from application and 17 years from issuance."

Governmental and Environmental Regulation

The Company is subject to local, state and national taxation. Additionally, the Company’s operations are subject to a variety of national, federal, state and local laws, rules and regulations relating to, among other things, worker safety and the use, storage, discharge and disposal of environmentally sensitive materials. We believe that MesoCoat and Powdermet are in full compliance with the Resource Conservation Recovery Act, the key legislation dealing with hazardous waste generation, management and disposal. Nonetheless, under some of the laws regulating the use, storage, discharge and disposal of environmentally sensitive materials, an owner or lessee of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in, or emanating from, such property, as well as related costs of investigation and property damage. Laws of this nature often impose liability without regard to whether the owner or lessee knew of, or was responsible for, the presence of hazardous or toxic substances. We believe that MesoCoat and Powderment are in compliance in all material respects with all laws, rules, regulations and requirements that affect its business. Further, we believe that compliance with such laws, rules, regulations and requirements does not impose a material impediment on MesoCoat’s or Powdermet’s ability to conduct business.

Climate Change Legislation and Greenhouse Gas Regulation

A majority of the climate change related studies over the past couple decades have indicated that emissions of certain gases contribute to warming of the Earth’s atmosphere. In response to these studies, many nations have agreed to limit emissions of “greenhouse gases” or “GHGs” pursuant to the United Nations Framework Convention on Climate Change, and the “Kyoto Protocol.” Although the United States did not adopt the Kyoto Protocol, several states have adopted legislation and regulations to reduce emissions of greenhouse gases. Additionally, the United States Supreme Court has ruled, in Massachusetts, et al. v. EPA, that the EPA abused its discretion under the Clean Air Act by refusing to regulate carbon dioxide emissions from mobile sources. As a result of the Supreme Court decision the EPA issued a finding that serves as the foundation under the Clean Air Act to issue other rules that would result in federal greenhouse gas regulations and emissions limits under the Clean Air Act, even without Congressional action. Finally, acts of Congress, the decisions of lower courts, large numbers of states, and foreign governments could widely affect climate change regulation. Greenhouse gas legislation and regulation could have a material adverse effect on our business, financial condition, and results of operations.

Research and Development

The Company is focused on research and development of those entities in which it holds an interest. MesoCoat and Powdermet have a history of working on critical R&D projects for the private and public sector over a broad range of research fields, with further work extending into peripheral areas. MesoCoat and Powdermet have adopted this approach because we believe that excellent products can be created when a backdrop of diversified sciences and technologies exist. From this broad range, the respective R&D staff works closely with sales and operations management teams to establish priorities and effectively manage individual projects.

Currently, MesoCoat and Powdermet are working on several critical and high risk-high reward R&D projects primarily funded by the federal government, state government and end users. MesoCoat’s PComP™ and Powdermet’s SComP™ product lines that are the end product of federally funded R&D.

Grant to MesoCoat from the U.S. Departments of Energy and Commerce were $1,278,550 and $248,244 for the nine months ended February 28, 2011 and 2010, respectively. Grants to MesoCoat from state government grants were $0 and $52,702 for the nine months ended February 28, 2011 and 2010, respectively. MesoCoat’s revenues from end users $63,543 and $12,359, were realized for the nine months ended February 28, 2011 and 2010, respectively.

Grant to MesoCoat from the U.S. Department of Energy were $519,098 and $194,000 for the years ended May 31, 2010 and 2009, respectively. Grant to MesoCoat from state government grants were $77,901 and $12,530 for the years ended May 31, 2010 and 2009, respectively. MesoCoats revenues from end users $10,957 and $12,965 were realized for the years ended May 31, 2010 and 2009, respectively.

The Company’s research and development costs for MesoCoat’s products for the nine months ended February 28, 2011 and 2010 were $659,184 and $124,029 respectively; and were $13,748 and $9,734 for the years ended May 31, 2010 and 2009, respectively.. The Company will continue to invest in materials research, product development, and process engineering to continually enhance customer value while ensuring that the Company is able to maintain a global leadership position in each of the markets it serves. We expect to increase research and development expenditures in future periods as funds become available and as we increase the number of our acquisitions.

Employees

As of July 13, 2011 the Company had two employees and 13 contracted consultants. We use additional consultants, attorneys, and accountants as necessary to assist in the development of our business.

As of July 13, 2011 MesoCoat had 16 employees, one intern and two contracted consultants.

As of July 13, 2011 Powdermet had 14 employees, one intern and two contracted consultants.

WHERE YOU CAN GET ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy our reports or other filings made with the Commission at the Commission’s Public Reference Room, located at 100 F Street, N.W., Washington, D.C., 20549. You can obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. You can also access these reports and other filings electronically on the Commission’s web site, www.sec.gov.

In addition, certain of our Commission filings, including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to these reports, can be viewed and printed from the investor information section of our website at www.abakaninc.com, as soon as reasonably practicable after filing with the Commission. The information on our websites is not and should not be considered part of this current report and is not incorporated by reference in this document. The website is only intended to be inactive textual references.

ITEM 1A.       RISK FACTORS

The Company’s operations and securities are subject to a number of risks. Below we have identified and discussed the material risks that we are likely to face. Should any of the following risks occur, they may adversely affect our business, financial condition, and/or results of operations as well as the future trading price and/or the value of our securities.

The Company has a history of significant operating losses and such losses may continue in the future.

The Company incurred net losses of $4,719,341 for the period from June 27, 2006 (inception) to February 28, 2011. Since we have been without significant revenue since inception and currently have no revenue producing operations outside of that produced by MesoCoat, historical losses may continue into the future.

The Company’s success is dependent on its ability to assist MesoCoat and Powdermet to commercialize proprietary technologies to the point of generating sufficient revenues to sustain and expand operations.

The Company’s near term future operation is dependent on its ability to assist MesoCoat and Powdermet in the commercial application of proprietary technologies to produce sufficient revenue to sustain and expand operations. The same successful efforts criteria will be required for any additionaltargets that are acquired by the Company. The success of these endeavors will require that sufficient funding be available to the Company to assist in the development of its investments. Currently, the Company’s financial resources are limited, which limitation may slow the pace at which proprietary technologies can be commercialized and deter the prospect of additional acquisitions. Should we be unable to improve our financial condition through debt or equity offerings, our ability to successfully advance our business plan will be severely limited.

We face significant commercialization risks related to technological businesses.

The industries in which MesoCoat and Powdermet operate and plan to operate are characterized by the continual search for higher performance at lower cost. Our growth and future financial performance will depend on the ability of MesoCoat and Powdermet to develop and market products that keep pace with technological developments and evolving industry requirements. Further, the research and development involved in commercializing products requires significant investment and innovation to keep pace with technological developments. Should we be unable to keep pace with outside technological developments, respond adequately to technological developments or experience significant delays in product development, our products might become obsolete. Should these risks overcome our ability to keep pace there is a significant likelihood that our ability to successfully advance our business will be severely limited.

The coatings industry is likely to undergo technological change so our products and processes could become obsolete at any time.

Evolving technology, updated industry standards, and frequent new product and process introductions are likely to characterize the coatings industry going forward so our products or processes could become obsolete at any time. Competitors could develop products or processes similar to or better than our own, finish development of new technologies in advance of our research and development, or be more successful at marketing new products or processes, any of which factors may hurt our prospects for success.

The Company competes with larger and better financed corporations.

Competition within the industrial coatings industry and other high technology industries is intense. While the Company’s products are distinguished by next-generation innovations that are more sophisticated and cost effective than many competitive products currently in the market place, a number of entities and new competitors may enter the market in the future. Some of our existing and potential competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do, including well known multi-national corporations. Accordingly, our products could become obsolete at any time. Competitors could develop products similar to or better than our own, finish development of new technologies in advance of the Company’s research and development, or be more successful at marketing new products, any of which factors may hurt our prospects for success.

Market acceptance of our products and processes produced by MesoCoat and Powdermet is critical to our growth.

We expect to generate revenue from the development and sale of our products and processes produced by MesoCoat and Powdermet. Market acceptance of our products is therefore critical to our growth. If our customers do not accept or purchase our products or processes produced by MesoCoat and Powdermet, then our revenue, cash flow and operating results will be negatively impacted.

General economic conditions will affect our operations.

Changes in the general domestic and international climate may adversely affect the financial performance of the Company, MesoCoat and Powdermet. Factors that may contribute to a change in the general economic climate include industrial disputes, interest rates, inflation, international currency fluctuations and political and social reform. Further, the delayed revival of the global economy is not conducive to rapid growth, particularly of technology companies with newly commercialized products.

MesoCoat and Powdermet rely upon patents and other intellectual property.

MesoCoat and Powdermet rely on a combination of patent applications, trade secrets, trademarks, copyrights and licenses, together with non-disclosure and confidentiality agreements, to establish and protect proprietary rights to technologies they develop. Should either of MesoCoat or Powdermet be unable to adequately protect their intellectual property rights or become subject to a claim of infringement, their businesses and that of the Company may be materially adversely affected.

MesoCoat and Powdermet expect to prepare patent applications in accordance with their respective worldwide intellectual property strategies on acquiring new technologies. However, neither they nor the Company can be certain that any patents will be issued with respect to future patents pending or future patent applications. Further, neither they nor the Company know whether any future patents will be upheld as valid, proven enforceable against alleged infringers or be effective in preventing the development of competitive patents. The Company believes that MesoCoat and Powdermet have each implemented a sophisticated internal intellectual property management system to promote effective identification and protection of their products and know-how in connection with the technologies they have developed and may develop in the future.

We may not be able to effectively manage our growth.

We expect considerable future growth in our business. Such growth will come from the addition of new plants, the increase in global personnel, and the commercialization of new products. Additionally, our products should have an impact on the cladding industry; as companies learn that they can receive materials with a short lead time at a higher quality and lower price, market demand should grow, expanding the overall market itself. To achieve growth in an efficient and timely manner, we will have to maintain strict controls over our internal management, technical, accounting, marketing, and research and development departments. We believe that we have retained sufficient quality personnel to manage our anticipated future growth though we are still striving to improve financial accounting oversight to ensure that adequate reporting and control systems in place. Should we be unable to successfully manage our anticipated future growth by adherence to these strictures, costs may increase, growth could be impaired and our ability to keep pace with technological advances may be impaired which failures could result in a loss of future customers.

Environmental laws and other governmental legislation may affect our business.

Should the technologies which each of MesoCoat and Powdermet have under development not comply with applicable environmental laws the Company’s business and financial results could be seriously harmed. Furthermore, changes in legislation and governmental policy could also negatively impact us. Although we are currently unaware of any introduced or proposed bills, or policy, that might cause us to make specific changes to our operations, no assurance can be given that if new legislation is passed we will be able to make the changes to comport our technologies with future regulatory requirements.

The Company and those subsidiaries in which it holds an interest may face liability claims on future products.

Although MesoCoat and Powdermet intend to implement exhaustive testing programs to identify potential material defects in technology we develop, any undetected defects could harm their reputations and that of the Company, diminish their customer base, shrink revenues and expose them and us to product liability claims. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, results of operations and financial condition.

The market for our stock is limited and our stock price may be volatile.

The market for our common stock has been limited due to low trading volume and the small number of brokerage firms acting as market makers. Due to the limitations of our market and the volatility in the market price of our stock, investors may face difficulties in selling shares at attractive prices when they want to sell. The average daily trading volume for our stock has varied significantly from week to week and from month to month, and the trading volume often varies widely from day to day.

We incur significant expenses as a result of the Sarbanes-Oxley Act of 2002, which expenses may continue to negatively impact our financial performance.

We incur significant legal, accounting and other expenses as a result of the Sarbanes-Oxley Act of 2002, as well as related rules implemented by the Commission, which control the corporate governance practices of public companies. Compliance with these laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002, has substantially increased our expenses, including legal and accounting costs, and made some activities more time-consuming and costly.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s common stock is and will be subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The elimination of monetary liability against the Company’s directors, officers and employees under Nevada law and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s certificate of incorporation contains a specific provision that eliminates the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under its employment agreements with its executive officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

ITEM 2.          FINANCIAL INFORMATION

SELECTED FINANCIAL DATA

Not required.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATION

This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other parts of this current report contain forward-looking statements that involve risks and uncertainties. Forward-looking statements can also be identified by words such as “anticipates,” “expects,” “believes,” “plans,” “predicts,” and similar terms. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include but are not limited to those discussed in the section entitled “Forward-Looking Statements”, above.

The results presented in this “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” are those of MesoCoat and the Company as reflected in MesoCoat’s and the Company’s consolidated financial statements attached hereto. The following discussion should be read in conjunction with such financial statements and the notes thereto. The results presented below pertain to the unaudited nine month period ended February 28, 2011 and the audited annual periods ended May 31, 2010 and May 31, 2009.

Plan of Operation

For the coming year the Company aims to:

•         Assist MesoCoat in positioning itself to succeed in commercialization efforts focused on its CermaClad™ and PComP™ products by:

o   Establishing overseas subsidiaries and plants while supporting their management teams.

o   Gaining market entry by creating awareness and establishing relationships with key investors.

•         Increase investment in MesoCoat.

•         Target existing coating companies to qualify and use our powders produced by MesoCoat and Powdermet.

•         Support MesoCoat in achieving the following objectives:

o   Becoming American Petroleum Institute (API) compliant for CermaClad™ corrosion and wear resistant alloys products through a joint development agreement with Petrobras and ongoing development work.

o   Gaining another joint venture agreement with one or two other major oil corporations by fourth quarter 2011.

o   Completing construction of its first operating plant in Euclid, Ohio and begin producing work samples for certification and approval by potential clients by first quarter 2012, with work to be split 60%/40% between samples and commercial sales.

o   Continuing a plan of constructing CermaClad™ and PComP™ operating plants in strategic market locations (Houston, Alberta, Brazil and the Far East).

o   Continuing the formation of strategic partnerships and a pipeline of potential clients for the CermaClad™ and PComP™ product lines.

Growth Strategy

The Company intends to help MesoCoat grow rapidly over the next five years through the use of project and investor financing. The Company has two growth strategies: i) a conservative or “organic” strategy which requires a further $16,000,000 and ii) a moderate strategy which requires early market acceptance and $45,000,000 to $50,000,000 (dependent on the level of cash flow achieved and the level of project debt financing secured).  On realizing sufficient financing, MesoCoat plans to open between six and fifteen operating plants worldwide within five years. Given the wide range of the scenario assumptions, the growth strategy depends largely upon the successful execution of the marketing plans for both CermaClad™ and PComP™. Given our strategy of targeting strategic global regions with multiple potential clients, it is feasible for us to meet our expectations. However, the Company will carefully monitor the risks associated with achieving the goals in each scenario to ensure MesoCoat can meet client expectations while remaining financially solvent.

Plant locations for MesoCoat depend upon first securing client purchase orders sufficient to finance the construction of the plants. Another key component of plant location lies within strategic global positioning. We prefer to finance and build plants in locations with multiple organizations that can become potential clients for our products, hence the focus on locations in Houston, Alberta, Brazil and the Far East. However, we are aware of the inherent political and currency risks that may exist due to working in offshore markets and intend to appropriately address such risks as we move forward with our construction plans.

Operational Logistics

CermaClad™, PComP™ SComP™, MComP™ and ENComP™ are platform technologies with extensive product potential in multiple large market verticals. The Company and related operations will play a major role in six distinct product segments of the value chain: raw materials/consumables, application equipment, coating (cladding) services, casting, fabrication, and maintenance & repair of existing assets. By playing a major role in these six segments of the value chain, the Company and its partners may prove to be an influential player in defining market prices and trends in the structural composites, steel plate, sheet, bar, and tubular products industries. Our vision is to form partnerships, and set up captive or regional facilities with the power players in the target industry. Most of these large manufacturers have project management and installation capabilities besides fabrication, and thus partnerships with these companies would help us build one-stop-shops for customers, where the customers define the specifications/requirements and we, and our value chain partners would take care of the steel fabrication, coating/cladding operations, casting, assembly integration, and inspection activities.

We intend to partner with a major suppliers or end users within geographic regions. Depending on the amount of financing available, we are considering three approaches to this market:

•         High Capital Intensity:  The Company will self-finance and act as owner-operator.

•         Medium Capital Intensity: The Company will enter into joint venture partnerships, with the Company being the operator at 51% ownership and the partner at 49% ownership.

•         Low Capital Intensity: The Company will joint venture with supply chain partners which will act as operators and financiers with 51% ownership and the Company will act as technology supplier at 49% ownership. Within these arrangements we do not intend to be a licensor but rather participate in the operations and service end of the businesses.

Additional Funding

MesoCoat will require additional funding over the next twelve months to fulfill its business plan. Not all of the funding sought is currently available though MesoCoat expects to receive additional funding from the Company on the prospective exercise of the second option under the Investment Agreement. Should MesoCoat be unable to secure additional financing from outside sources or the Company, MesoCoat will most likely be unable to meet its milestones and may need to scale back operations. Any shortfall in minimum funding will adversely affect MesoCoat’s ability to expand or even continue operations.

Results of Operations

During the nine month period ended February 28, 2011, the Company:

•           Focused our efforts on our interest on the continued development of MesoCoat and its products.

•           Strengthened our management team with industry experts.

•           Enlarged our board of directors.

•           Amended the terms of our Investment Agreement to extend the time frame in which to acquire a 51% in MesoCoat.

•           Sought and concluded a financing in December 2010 for $2,250,000 toward the acquisition of equity interests in MesoCoat and Powdermet.

•           Continued to identify prospective business opportunities for merger or acquisition.

During the nine month period ended February 28, 2011, the Company assisted MesoCoat with the following developments:

•         Redefining its marketing strategy.

•         Hiring new senior management.

•         Improving its branding.

•         Beginning communication with several new potential joint commercialization partners.

•         Entering into a Cooperation Agreement with Petroleo Brasiliero S.A. (“Petrobras”).

•         Accelerating R&D schedules by negotiating favorable engineering contracts with third parties.

•         Completing the initial milestones of the Cooperation Agreement with Petrobras to develop and qualify the CermaClad™ process for the application of CRA (corrosion resistant alloys) to the internal and external surfaces of pipes using proprietary High Density InfraRed (HDIR) lamp technology; Petrobras is a leading integrated oil and gas company headquartered in Rio de Janiero, Brazil, and is the largest company in Latin America.

Subsequent to the nine month period ended February 28, 2011, the Company:

•           Sought and concluded financings in March 2011 for $1,500,000, April 2011 for $500,000, and May 2011 for $580,465 to close our acquisition agreements for MesoCoat and Powdermet.

•           Fulfilled the terms of a Stock Purchase Agreement with Kennametal Inc., dated June 28, 2010, as amended on September 7, 2010 and replaced on March 25, 2011 by an Accord and Satisfaction Agreement, to complete the purchase of approximately 41% interest in Powdermet for an aggregate of $1,650,000.

Subsequent to the nine month period ended February 28, 2011, the Company assisted MesoCoat with the following developments:

•         Breaking ground on a new 11,000 sq. ft. manufacturing plant in Euclid, Ohio; full-scale production from the plant is expected to begin early in 2012; the plant will be able to produce 10,000 square meters of CermaClad™ tubing per year and will be able to fabricate PComP™ products for application in the aerospace, oil and gas, mining and chemical processing industries.

•         Entering into an Assignment Agreement to transfer a distribution agreement granted to Polythermics, LLC to the Company providing it with the exclusive right to distribute MesoCoat’s products intended for application specific to the oil and gas pipeline industry.

•         Completing the initial milestones of the Cooperation Agreement with Petrobras to develop and qualify the CermaClad™ process for the application of CRA (corrosion resistant alloys) to the internal and external surfaces of pipes using proprietary High Density InfraRed (HDIR) lamp technology. Petrobras is a integrated oil and gas company headquartered in Rio de Janiero, Brazil, and is the largest company in Latin America.

•         Entering into a collaborative effort with the University of Akron (“UA”) to develop and accelerate commercialization of advanced inorganic coatings directed at reducing the nation’s $300 billion corrosion problem; UA’s Corrosion and Reliability Engineering (CAREs) program and MesoCoat will perform development, testing and risk reduction of advanced inorganic coatings; MesoCoat will provide development engineers and technicians to supervise and train students and new staff to apply CermaClad™ to various metal surfaces.

•         Receiving, along with UA, a $2 million award from Ohio Third Frontier (OTF) under the Advanced Energy Program (AEP) to accelerate the commercial demonstration of CermaClad™; a portion of the award will be used to construct a new powder coating and high speed cladding facility at UA, which will be used for advanced coating development; the facility and researchers at UA will assist MesoCoat with research and development tasks, freeing up resources at MesoCoat to focus on deploying coating solutions and serving commercial customers.

•         Entering into an Exclusive Supply Agreement with Mattson Technology, Inc. (NASDAQ: MTSN) that grants MesoCoat access to Mattson’s Vortek® arc lamp system; MesoCoat will use the ultra-high-intensity lamps in the CermaClad™ process.

Net Losses - MesoCoat

For the period from inception until February 28, 2011, MesoCoat incurred net losses of $1,663,796. Net losses for the three month period ending February 28, 2011 were $120,235 as compared to $319,088 for the three month period ending February 28, 2010, a decrease of 62%. Net losses for the nine month period ended February 28, 2011 were $1,010,219 as compared to $320,365 for the nine month period ended February 28, 2010, an increase of 215%. The decrease in net losses over the comparative three month periods can be primarily attributed to increases in contract and grant revenues which offset increases in cost of revenues and general and administrative expenses. The increase in net losses over the comparative nine month periods can be primarily attributed to increases in cost of revenues and general and administrative expenses which offset increases in contract and grant revenues. MesoCoat expects net losses to continue until such time as commercialization efforts related to its technologies produce an increase in revenues.

Net losses for the year ending May 31, 2010 were $589,356 as compared to $64,222 for the year ending May 31, 2009, an increase of 818%. The increase in net losses over the comparative periods can be primarily attributed to increases in cost of revenues and general and administrative expenses which were not fully offset by increases in contract and grant revenues.

MesoCoat has never generated sufficient revenue to fund operations and expects net losses to continue until such time as commercialization efforts related to its technologies produce an increase in revenues sufficient to meet the cost of operations.

Revenues - MesoCoat

Revenues for the three month period ended February 28, 2011 were $757,589 as compared to $102,952 for the three month period ended February 28, 2010, an increase of 636%. Revenues for the nine month period ended February 28, 2011 were $1,342,094 as compared to $313,305 for the nine month period ended February 28, 2010, an increase of 328%. The increase in revenues for the three and nine month periods ended February 28, 2011 over the comparative three and nine month periods can be primarily attributed to the increase in contract and grant funds from the U.S. department of energy and the realization of contract and grant revenue from the U.S. department of commerce. The increase is due both to the expansion of our research and development activities that have enabled us to procure more work tempered by the volatile nature of grant or contract revenues that depend to a large extent on the availability of public funding.

Revenues for the year ending May 31, 2010 were $607,956 as compared to $219,496 for the year ending May 31, 2009, an increase of 177%. The increase in revenues over the comparative annual periods can be primarily attributed to increases in contract and grant revenues from both the U.S. department of energy and the Edison Material Technology Center.

MesoCoat expects that the amount of revenue realized from contract and grant revenue will continue to be volatile in future periods since our current grant work has different expiration dates extending through 2014 and its commercialization efforts, related to the introduction of its technologies, are yet to be brought to market.

Gross Profit/Loss - MesoCoat

Gross profit for the three month period ended February 28, 2011 was $207,426 as compared to a gross loss of $168,607 for the three month period ended February 28, 2010. Gross loss for the nine month period ended February 28, 2011 was $206,642 as compared to $65,573 for the nine month period ended February 28, 2010, an increase of 215%. The transition to gross profit from gross loss over the comparative three month periods can be primarily attributed to an increase in revenues offset by an increase in the cost of revenues to $550,162 from $271,559. The variation in the cost of revenue as a percentage of revenue during the comparative periods was 73% and 264%, respectively. The fluctuations in the cost of revenue over the comparative three month periods is due to the completion of work in the three month period ended February 28, 2010 that was initially expected to be billed as revenue but was ultimately deemed un-billable. The increase in gross loss over the comparative nine month periods can be primarily attributed to the increase in the cost of revenues to $1,548,736 from $378,878 over the periods due to the increase in revenue. The variation in the cost of revenue as a percentage of revenue during the periods was 115% and 121%, respectively. The fluctuations in the cost of revenue over the comparative nine month periods is due to the completion of work in the nine month period ended February 28, 2010 that was initially expected to be billed as revenue that was ultimately deemed un-billable

Gross loss for the year ending May 31, 2010 was $69,052 as compared to gross profit of $94,419 for the year ending May 31, 2009. The transition to gross loss from gross profit over the comparative annual periods can be primarily attributed to an increase in revenues with a larger increase in the cost of revenues to $677,008 from $125,077. The variation in the cost of revenue as a percentage of revenue during the periods was 111% and 57%, respectively. The fluctuation in the cost of revenue over the comparative annual periods is due to the completion of work in the twelve month period ended May 31, 2010 that was initially expected to be billed as revenue but was ultimately deemed un-billable.

MesoCoat expects to maintain a gross profit going forward as revenues are anticipated to increase as its technologies are commercially introduced to market.

Expenses - MesoCoat

Expenses for the three month period ended February 28, 2011 were $327,661 as compared to $150,481 for the three month period ended February 28, 2010, an increase of 118%. Expenses for the nine month period ended February 28, 2011 were $803,577 as compared to $254,792 for the nine month period ended February 28, 2010, an increase of 215%. The increase in expenses over the comparative periods can be primarily attributed to increases in general and administrative expenses. General and administrative expenses include salaries and wages, payroll taxes, recruiting, consultants, and other expenses.

Expenses for the year ending May 31, 2010 were $520,304 as compared to $158,640 for the year ending May 31, 2009, an increase of 228%. The increase in expenses over the comparative periods can be primarily attributed to increases in general and administrative expenses. General and administrative expenses include salaries and wages, payroll taxes, recruiting, consultants, and other expenses.

MesoCoat expects expenses will increase in future periods with the completion of the new manufacturing facility in Euclid, Ohio that will require the additional of personnel.

Net Losses – the Company

For the period from June 27, 2006 (inception) until February 28, 2011, the Company incurred net losses of $4,719,341. Net losses for the three month period ending February 28, 2011 were $1,066,280 compared to $260,368 for the three month period ending February 28, 2010. Net losses for the nine month period ending February 28, 2011 were $2,701,210 compared to $400,303 for the nine month period ending February 28, 2010. The increase in net losses over the comparative three month periods can be primarily attributed to increases in operating expenses to $882,023 from $258,023 and the current period’s realization of liquidated damages associated with our agreement to acquire Powdermet shares of $150,000. The increase in net losses over the comparative nine month periods can be primarily attributed to increases in operating expenses to $2,105,030 from $390,803, the current period’s realization of liquidated damages associated with our agreement to acquire Powdermet shares to $250,000, and the current period’s realization of losses associated with the value of our MesoCoat investment of $331,414.

Net losses for the year ending May 31, 2010 were $1,606,698 as compared to $354,363 for the year ending May 31, 2009. The increase in net losses over the comparative periods can be attributed primarily to an increase in operating losses and a loss attributed to our investment in MesoCoat.

We expect to continue to operate at a loss through fiscal 2012.

Revenues – the Company

We have had no revenues since inception.

Operating Expenses – the Company

For the period from inception until February 28, 2011, the Company incurred operating expenses of $3,912,242. Operating expenses for the three month period ended February 28, 2011 were $882,023 as compared to $258,968 for the three month period ended February 28, 2010. Operating expenses for the nine month period ended February 28, 2011 were $2,105,030 as compared to $390,803 for the nine month period ended February 28, 2010. The increase in operating expenses over the comparative three month periods can be primarily attributed to increases in general and administrative expenses (specifically the increase in consulting expenses to $259,571 from $22,800, and the current period’s realization of payroll and benefits expenses of $89,423) and increases in stock option expenses to $347,449 to $135,067. The increase in operating expenses over the comparative nine month periods can be primarily attributed to increases in general and administrative expenses (specifically increases in consulting expenses to $559,974 from $29,800, increases in related party consulting expenses to $265,700 from $108,000, and the current period’s realization of payroll and benefits expenses of $133,444) and increases in stock option expenses to $746,177 from $135,067.

Operating expenses for the year ending May 31, 2010 were $1,405,484 as compared to $344,034 for the year ending May 31, 2009. The increase in operating expenses is primarily due to an increase in general and administrative expenses and the realization of a stock expense on a note conversion and stock option expense during the current periods. General and administrative expenses include accounting costs, consulting fees, employment costs, and depreciation.

We expect operating expenses will continue to increase as the Company intends to continue to expand operations which expansion will cause it to incur additional costs.

Income Tax Expense (Benefit)

Both MesoCoat and the Company may have a prospective income tax benefit resulting from a net operating loss carry-forward and start up costs that will offset any future operating profit.

Impact of Inflation

Both MesoCoat and the Company believe that inflation has not had a material effect on operations for the period from May 18, 2007 (inception) to February 28, 2011.

Capital Expenditures

MesoCoat has spent $843,345 dollars on property and equipment for the period from May 18, 2007 (inception) to February 28, 2011. The Company has not spent any significant amounts on capital for the period from June 27, 2006 (inception) to February 28, 2011.

Liquidity and Capital Resources - MesoCoat

MesoCoat has been in the development stage since inception. As of February 28, 2011 MesoCoat had a working capital surplus of $267,923. Current assets were $891,738 consisting of $801,250 in cash, $87,988 in accounts receivable, and $2,500 in prepaid expenses. Total assets were $1,824,791 consisting of current assets, $793,953 in property and equipment, $134,909 in patents and licenses, and $4,192 in financing fees. As of February 28, 2011 MesoCoat had current liabilities of $623,815 consisting of accounts payable and accruals, current portions of a capital lease obligation, accrued liabilities, and short term debt and accrued interest. Total liabilities were $705,825 consisting of current liabilities as well as long term debt and a capital lease obligation. Stockholders equity in MesoCoat was $1,118,966 as of February 28, 2011.

As of May 31, 2010, MesoCoat had a working capital surplus of $573,516. Current assets were $977,867 consisting of $941,076 in cash and $36,791 in accounts receivable. Total assets were $1,359,948 consisting of current assets, $282,776 in property and equipment, $93,798 in patents and licenses, and $5,506 in financing fees. As of May 31, 2010 MesoCoat had current liabilities of $404,351 consisting of accounts payable, current portions of a capital lease obligation, accrued liabilities, and short term debt and accrued interest. Total liabilities were $492,330 consisting of current liabilities as well as long term debt and a capital lease obligation. Stockholders equity in MesoCoat was $867,617 as of May 31, 2010.

For the period from inception until February 28, 2011, MesoCoat’s cash flow used in operating activities was $1,220,527. Cash flow used in operating activities for the nine month period ending February 28, 2011, was $815,973 and was $205,523 for the nine month period ending February 28, 2010. Cash flow used in operating activities for the year ending May 31, 2010, was $381,259 and was $23,295 for the year ending May 31, 2009. Cash flow used in operating activities during the current nine month and annual periods can be primarily attributed to net losses from operations. MesoCoat expects to continue to use cash flow in operating activities until such time as it realizes net income.

For the period from inception until February 28, 2011, MesoCoat’s cash flow used in investing activities was $995,410. Cash flow used in investing activities for the nine month period ending February 28, 2011, was $579,195 as compared to $71,197 for the nine month period ending February 28, 2010. Cash flow used in the current nine month period can be attributed to purchases of machinery and equipment of $534,096 and capitalized patents and licenses of $45,099. Cash flow used in investing activities for the year ending May 31, 2010, was $135,469 as compared to $195,746 for the year ending May 31, 2009. Cash flow used in the current annual period can be attributed to purchases of machinery and equipment of $96,128 and capitalized patents and licenses of $39,341.

MesoCoat expects to continue to use cash flow in investing activities in the near term following the ground breaking of a new 11,000 sq. ft. manufacturing plant in Euclid, Ohio and the machinery and equipment that will be needed to put the plant into operation.

For the period from inception until February 28, 2011, MesoCoat’s cash flow provided by financing activities was $3,017,187. Cash flow provided by financing activities for the nine month period ending February 28, 2011 was $1,255,342 as compared to $1,383,296 for the nine month period ending February 28, 2010. Cash flow provided by financing activities in the current nine month period is primarily attributable to proceeds from the sale of MesoCoat’s common stock to the Company totaling $1,260,000. Cash flow provided by financing activities for the year ending May 31, 2010 was $1,382,026 as compared to $293,319 for the year ending May 31, 2009. Cash flow provided by financing activities in the current annual period is primarily attributable to proceeds from the sale of MesoCoat’s common stock to the Company totaling $1,364,990.

MesoCoat expects to continue to have cash flow provided by financing activities in the event the Company exercises the second option to increase its investment in MesoCoat to 75%.

MesoCoat’s current assets are insufficient to meet its current obligations or to satisfy its cash needs over the next twelve months so it will require additional financing. The Company has an option to purchase an additional 24% of MesoCoat’s stock for $16,000,000. Additionally, MesoCoat is pursuing awards and grants from several prospective sources. Despite MesoCoat’s efforts it can provide no assurance that it will be able to obtain the financing required to meet its stated objectives or even to continue as a going concern.

MesoCoat does not expect to pay cash dividends in the foreseeable future since earnings are reinvested in operations.

MesoCoat has no lines of credit or other bank financing arrangements in place.

Mesocoat plans for significant purchases of plant and equipment in connection with the construction of a new manufacturing facility in Euclid, Ohio in addition to plant and equipment for additional facilities in the planning stage worldwide.

MesoCoat has obtained verbal commitments for future capital expenditures from the Company and Powdermet to fund any shortfalls (including plant and equipment) in the construction of its new manufacturing facility should we not be able to raise funds in the normal course of business. Further, MesoCoat expects to secure a $1,000,000 loan from the Ohio Third Frontier program that could be drawn down at any time in connection with the construction of its new manufacturing facility should this be necessary to complete the building.

MesoCoat has a defined stock option plan (“MesoCoat Plan”) intended to advance the interest of MesoCoat and its shareholders by enhancing MesoCoat’s ability to attract and retain employees, directors and consultants, by providing such individuals with a proprietary interest in MesoCoat and to stimulate the interest of those individuals in the development and financial success of MesoCoat. The MesoCoat Plan authorizes the issuance of a maximum of 9,000 options to acquire shares of MesoCoat’s common stock of which 4,200 have been granted to date.

MesoCoat has entered into an employment agreement with its president, Andrew Sherman that provides for an initial three year term, effective December 1, 2009, followed by two successive one year terms, that includes a $500 per month car allowance and a salary of $120,000 that increases with the achievement of certain milestones as follows:

i)        to $11,000 per month upon execution of the 51% option by Abakan;

ii)      to $12,000 per month upon the execution of the 75% option by Abakan;

iii)    to $14,000 upon the commercialization of either the FARCoat or the HVOF application equipment; and

iv)    to $15,000 per month upon the commercialization of both the FARCoat and  the HVOF application equipment.

Mr. Sherman’s employment agreement also provides for his prospective participation in MesoCoat’s stock option plan and is subject to an annual performance review.

MesoCoat plans to increase the number of its employees following the completion of its new manufacturing plant before the end of 2011.

Liquidity and Capital Resources – the Company

The Company has been in the development stage since inception. As of February 28, 2011 the Company had a working capital deficit of $1,014,053, current assets of $9,408 consisting of cash, a note receivable and prepaid expenses, and total assets of $2,649,255 consisting of current assets, investments in MesoCoat and Powdermet, computer equipment, and a website. As of February 28, 2011 the Company had current liabilities of $1,023,461, consisting of accounts payable, accounts payable to related parties, loans payable and accruals, loans payable and accruals to related parties, and accrued liabilities. Stockholders equity in the Company was $1,625,793 as of February 28, 2011.

As of May 31, 2010 the Company had a working capital deficit of $205,399, current assets of $88,368 consisting of cash, note receivable, and prepaid expenses, and total assets of $1,302,759 consisting of an investment in minority interest, computer equipment, and a website. As of May 31, 2010 the Company had current and total liabilities of $293,767 consisting of accounts payable and accruals, loans payable, accrued interest on loans payable, loans payable to related party, and accrued interest on loans from related party. Stockholders equity in the Company was $1,008,992 as of May 31, 2010.

For the period from inception until February 28, 2011, the Company’s cash flow used in operating activities was $1,458,064. Cash flow used in operating activities for the nine months ending February 28, 2011, was $730,413 compared to $387,901 for the nine months ending February 28, 2010. Cash flow used in operating activities during the current period can be attributed to net losses from operations.

We expect to continue to use cash flow in operating activities until such time as we realize a gain on our investments.

For the period from inception until May 31, 2010, the Company’s cash flow used in operating activities was $727,652. Cash flows used in operating activities for the year ending May 31, 2010, were $609,229 compared to $67,964 for the year ending May 31, 2009. The cash flow used in operating activities during the current period was primarily due to net losses.

For the period from inception until February 28, 2011, the Company’s cash flow used in investing activities was $3,370,510. Cash flow used in investing activities for the nine months ending February 28, 2011, was $1,761,018 as compared to $1,400,030 for the nine months ending February 28, 2010. Cash flow used in the current period can be primarily attributed to the payment of $1,260,000 to MesoCoat against the purchase of an additional equity interest in MesoCoat and the payment of $500,000 to Kennametal for purchasing an equity interest in Powdermet.

We expect to use additional cash flow in investing activities to increase our investments in MesoCoat.

For the period from inception until May 31, 2010, the Company’s cash flow used investing activities was $1,609,492. Cash flow used in investing activities for the year ending May 31, 2010, was $1,400,030 as compared to $182,645 for the year ending May 31, 2009. The cash flows used in the current period are attributable to the investment in MesoCoat.

For the period from inception until February 28, 2011, the Company’s cash flow provided by financing activities was $4,832,237. Cash flow provided by financing activities for the nine months ending February 28, 2011 was $2,454,529 as compared to $2,145,448 for the nine months ending February 28, 2010. Cash flow provided by financing activities in the current period is attributable to proceeds from the sale of common stock and loans payable.

We expect to continue to have cash flow provided by financing activities as the Company completes new rounds of financing as it seeks to build on its investments.

Our current assets are insufficient to meet our current obligations or to satisfy our cash needs over the next twelve months and as such the Company will require debt or equity financing. We do not have commitments or arrangements for this financing at February 28, 2011, though we are pursuing a number of prospective sources that include shareholder loans, the sale of equity, the procurement of long term debt or the settlement of additional debt for equity. We face certain financial obstacles to attracting new financing due to our historical and current record of net losses and working capital deficits. Therefore, despite our efforts we can provide no assurance that we will be able to obtain the financing required to meet our stated objectives or even to continue as a going concern.

The Company does not expect to pay cash dividends in the foreseeable future.

The Company has a defined stock option plan and contractual commitments with all of its officers and directors.

The Company has no current plans for any significant purchase or sale of any plant or equipment.

The Company has no current plans to make any changes in the number of employees other than through its subsidiaries.

Off Balance Sheet Arrangements

As of February 28, 2011, MesoCoat and the Company had no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on their financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to stockholders.

Going Concern

MesoCoat’s auditors have expressed an opinion as to its ability to continue as a going concern due to recurring losses, recurring negative cash flow from operating activities, and its accumulated deficit. MesoCoat’s ability to continue as a going concern is subject to its ability to realize a profit and /or obtain funding from outside sources. Management’s plan to address the MesoCoat’s ability to continue as a going concern includes: (i) obtaining funding from the private placement of debt or equity, specifically in relation to the Investment Agreement with the Company; (ii) realizing revenues from the commercialization of its proprietary technologies; and (iii) obtaining loans and grants from financial or government institutions. Management believes that it will be able to obtain funding to allow MesoCoat to remain a going concern through the methods discussed above, though there can be no assurances that such methods will prove successful.

Our auditors have expressed an opinion as to the Company’s ability to continue as a going concern as a result of net losses of $2,018,132, and a working capital deficit of $205,399 as of May 31, 2010. The Company’s ability to continue as a going concern is subject to the ability of the Company to realize a profit and /or obtain funding from outside sources. Management’s plan to address the Company’s ability to continue as a going concern includes: (i) obtaining funding from the private placement of debt or equity; (ii) realizing a gain from its investments in MesoCoat and Powdermet; (iii) converting debt to equity and (iv) obtaining loans and grants from financial or government institutions. Management believes that it will be able to obtain funding to allow the Company to remain a going concern through the methods discussed above, though there can be no assurances that such methods will prove successful.

Critical Accounting Policies

The notes to the audited consolidated financial statements for MesoCoat and the Company for the years ended May 31, 2010 and 2009, included hereto, discuss those accounting policies that are considered to be significant in determining the results of operations and financial position. MesoCoat’s and the Company’s management believe that their accounting principles conform to accounting principles generally accepted in the United States of America.

The preparation of financial statements requires management to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. By their nature, these judgments are subject to an inherent degree of uncertainty. On an on-going basis, MesoCoat and the Company evaluate their estimates, including those related to bad debts, inventories, intangible assets, warranty obligations, product liability, revenue, and income taxes. MesoCoat and the Company base their estimates on historical experience and other facts and circumstances that are believed to be reasonable, and the results form the basis for making judgments about the carrying value of assets and liabilities. The actual results may differ from these estimates under different assumptions or conditions.

Stock-Based Compensation

MesoCoat and the Company have adopted Accounting Standards Codification Topic (“ASC”) 718, Share-Based Payment, which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments.

MesoCoat and the Company account for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with ASC 505. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services.

Recent Accounting Pronouncements

MesoCoat and the Company have examined all recent accounting pronouncements and do not believe that any of them will have a material impact on their financial statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not required.

ITEM 3.          PROPERTIES

The Company maintains 800 sq. ft. of executive office space at 2665 S. Bayshore Drive, Suite 450, Miami, Florida, 33133 on a month to month basis at a cost of $2,213 a month paid to Prosper Financial, Inc., a related party. The Company does not believe that it will need to maintain a larger office at any time in the foreseeable future in order to carry out its operations.

Powdermet maintains 48,000 sq. ft. of research and development space located at 24112 Rockwell Drive,
Euclid, Ohio 44117. The cost of the lease is $13,500 per month paid to Sherman Properties LLC., a related party and the term of the lease runs through May 31, 2020 with the right to sub-lease the premises.

MesoCoat maintains 22,000 sq. feet of the research and development space located at 24112 Rockwell Drive, Euclid, Ohio 44117 of that space leased by Powdermet on a sub-lease basis. The cost of the sub-lease for MesoCoat is $6,700 paid to Powdermet on a month to month basis.

MesoCoat is also in the process of building a $6-million, 11,000 sq. ft. plant in Euclid, Ohio. The plant will include a ‘CermaClad™’ production line that will manufacture up to 10,000 square meters per year of corrosion and wear-resistant clad tubes, pipes and plates. The plant will also be equipped with a thermal spray system to commercialize MesoCoat’s PComP™ family of products and qualify them for use in the aerospace, oil and gas, mining, and chemical processing industries. Workers broke ground on the plant on April 7, 2011. MesoCoat expects to complete construction by February 2012. Installation and setup of production equipment will take a further two months, with production commencing by late 2011. Provisions have been made for an early 2012 expansion to double the size of the plant.

CermaClad™ portion of the plant will include:

• Blasting Automatic
• Big Application System
• Crane
• Lamphead
• Power Supply
• Longitudinal Conveyor
• Side Conveyor
• Rotation For Lamp
• Rotation For Precursor Application
• Rotation For Ndt
• Side Loader (Truck-Forklift)
• Compressor
• Electrical Installation
• Small Application Rotation System
• EC Thickness Gauge
• PMI (Positive Material Identification)
• Phase Array UT (Ultrasonic Test Lamination)
• Laser Mapping (Surface Porosity)
• Potential Hydro Testing
• Compress Air Equipment
• Pipe Manipulation Systems
• Material Feeding System
• Shielding Gas System
• Extraction System
• Safety Equipment & Fencing
• Security System
• Final Inspection and Packing Rack

The PComP™ portion of the plant will include:

• Robot
• Lathe
• Ventilation Makeup Air
• Dust Collector
• DJ Multicoat (Thermal Sprayer)
• Grit Blast
• Air Compressor
• Material Handling Base • Material Handling Per Cube
• Ducting
• Met Lab
• Inspection Area
• Computer Phone
• Stripping Tank
• Small Grinder
• Large Grinder
• Misc Electric
• Misc Plumbing

ITEM 4.          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of the Company’s 59,377,425 shares of common stock issued and outstanding as of July 13, 2011 with respect to: (i) all directors; (ii) each person known by us to be the beneficial owner of more than five percent of our common stock; and (iii) our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Ownership	Amount and nature of Beneficial Ownership[1]	Percent of Class
Common Stock	Robert H. Miller 4801 Alhambra Circle Coral Gables, Florida 33146	22,740,000[2]	37.9%
Common Stock	Mark W. Sullivan 10 Hawthrone Lane Irwin, Pennsylvania 15642	316,000[3]	0.5%
Common Stock	Hermann Buschor 1920 Stoney Brook Drive Houston, Texas 77063	164,000[4]	0.3%
Common Stock	Andrew J. Sherman 9181 Boyer Lane Kirtland Hills, Ohio 44060	0[5]	0%
Common Stock	James S.B. Chew 1 Vinewood Lane Landera Ranch, California 92694	0[6]	0%
Common Stock	Theodore Sarniak III 215 North 4th Street, P.O. Box 99 Jeannette, PA 15644	0[7]	0%
Common Stock	All Executive Officers and Directors as a Group	23,220,000	38.7%
Common Stock	Maria Maz 4801 Alhambra Circle Coral Gables, Florida 33146	22,740,000[8]	37.9%
Common Stock	Thomas and Mario Miller Family Irrevocable Trust u/a/d 12/01/2009	5,250,000	8.7%

(1)     Beneficial ownership is determined in accordance with Commission rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, would be counted as outstanding for computing the percentage of the person holding such options or warrants but not counted as outstanding for computing the percentage of any other person.

(2)     Mr. Miller is a beneficial owner of 17,750,000 shares held by Ms. Maria Maz, to whom Mr. Miller is married, and the beneficial owner of 5,250,000 shares held by the Thomas and Mario Miller Family Irrevocable Trust u/a/d 12/01/2009, which trust’s beneficiaries are Mr. Miller’s children. See footnote 7, below, for more details.

(3)     Mr. Sullivan was granted 400,000 options that vest in equal increments over three years to purchase shares of common stock at $1.02 per share on or before May 12, 2021 and subscribed to 57,500 common stock purchase warrants at $1.50 per share to be exercised on or before May 27, 2013.

(4)     Mr. Buschor was granted 250,000 options that vest in equal increments over three years to purchase shares of common stock at $1.30 per share on or before April 29, 2020 and subscribed to 30,000 common stock purchase warrants at $1.50 per share to be exercised on or before June 15, 2013.

(5)     Mr. Sherman was granted 1,000,000 options that vest in equal increments over three years to purchase shares of common stock at $0.60 per share on or before December 14, 2019.

(6)     Mr. Chew was granted 200,000 options that vest in equal increments over three years to purchase shares of common stock at $0.65 per share on or before October 19, 2020.

(7)     Mr. Sarniak was granted 150,000 options that vest in equal increments over three years to purchase shares of common stock at $1.02 per share on or before May 13, 2021.

(8)     Ms. Maz directly owns 17,750,000 shares and indirectly owns 5,250,000 shares held by the Thomas and Mario Miller Family Irrevocable Trust u/a/d 12/01/2009, which trust’s beneficiaries are Ms. Maz’s children.  In addition, Ms. Maz is the beneficial owner of 260,000 warrants owned by Prosper Financial Inc. (“Prosper”), exercisable into 130,000 shares of common stock at $0.75 per share at any time until December 8, 2011. Ms. Maz is the indirect owner of 1,000,000 options, owned by Prosper, to purchase common stock at $0.60 per share before December 14, 2019, one third of which vests each year beginning on December 14, 2010. Ms. Maz is the indirect owner of 500,000 options, owned by Prosper, to purchase common stock at $0.65 per share before October 19, 2020, one third of which vest each year beginning on October 19, 2011.

ITEM 5.          DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is the name, age and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers:

Name	Age	Year Appointed	Position(s) and Office(s)
Robert H. Miller	58	2009	President, chief executive officer, and director
Mark W. Sullivan	47	2011	Chief financial officer and principal accounting officer
Hermann Buschor	74	2010	Director
James S. B. Chew	49	2010	Director
Andrew J. Sherman	47	2010	Director
Theodore Sarniak III	67	2011	Director

Business Experience

The following is a brief account of the business experience of our directors, executive officers, and other significant employees, including their background occupations and employment over the past five years. We also provide the responsibilities and qualifications of our executive officers and other significant employees and the qualifications of our directors. The following includes other directorships in public companies over the past five years of our directors. Except as otherwise noted, none of the following referenced organizations are affiliates of the Company.

Robert H. Miller was appointed as a member of the board of directors and as the Company’s chief executive officer on December 8, 2009.

Background:

From 2007 until the present Mr. Miller has been a director (and was an early investor) of Lifespan Biosciences Inc., a company commercializing proprietary antibodies, providing immune histochemistry services and developing localization databases. Since 2009 he has served as an officer and director of Sonnen Corporation, a company involved in the research and development of a novel process for energy generation consisting of specific materials and proprietary material combinations. (Mr. Miller is the beneficial owner of more than five percent of Sonnen’s common stock.) From 2002 to present, Mr. Miller has been a consultant to Prosper Financial, Inc., a management company that provides financial and corporate consulting services to start-up companies. Between 1998 and 2000 he was a director and financier of Zmax Corporation, a "y2k" company. From 1997 to 2002 Mr. Miller was the president of Stamford International whose principal subsidiary, Nanovation Technologies Inc., was a developer of nano-sized fiber-optic products and he served as director of Nanovation between 1998 and 2001. In 1992 Mr. Miller was the founder and president of Crystallex International Corporation and he served as the company’s Chairman between 1992 and 1996. Between 1988 and 1992 he was the principal financier and consultant to Asiamerica Equities Inc., a NASDAQ listed merchant bank.

Officer and Director Responsibilities and Qualifications:

Mr. Miller is responsible for the overall management of the Company and is involved in many of the Company’s day-to-day operations. He is the Company’s primary leader, communicator and fundraiser.

Mr. Miller has worked as officer and director of many early-stage companies for almost three decades and has participated as the principal investor in over 50 business ventures. He has founded corporations, listed numerous companies on the NASDAQ and the Toronto Stock Exchange, worked full-time with and as a consultant to numerous startups.

Other Public Company Directorships in the Last Five Years:

Mr. Miller has been a director of Sonnen Corporation since 2009.

Mark W. Sullivan was appointed as the Company’s chief financial officer and principal accounting officer on May 11, 2011. Concurrently he was appointed to serve as director of MesoCoat (subsidiary in which the Company holds a majority interest) and Powdermet (subsidiary in which the Company holds a minority interest).

Business Experience:

Between 2002 and 2011 he was President of DQS, Inc, a company involved in territory franchise development. During 2000 and 2001 he was the Vice President of Finance with VIAD Corp., a publicly traded company (NYSE: VVI) in the field of international manufacturing of industrial exhibits. Between 1992 and 2000 he was Chief Financial Officer of Creative Productions (which was bought by VIAD) and during 1991 and 1992 he was their Financial Controller. His experience also includes being the Financial Controller between 1988 and 1991of J H Water Systems, Inc., an environmental construction firm specializing in synthetic liners in reservoirs and landfills and between 1987 and 1988 as an accountant/auditor with Schneider Downs & Company, Inc., Certified Public Accountants.

Officer Responsibilities and Qualifications:

Mr. Sullivan is responsible for managing the financial risks of the Company. He also provides our financial planning and our record keeper. He works with accountants to review financial reports and assists in the preparation of our annual and interim financial statements. He also is responsible for the Company’s periodic financial reporting to our CEO and the board of directors.

Mr. Sullivan has over 25 years of experience in the disciplines of executive management, strategic planning, finance, accounting, human resources, operations, administration, treasury, legal, sales, and plant and facilities management. He has been the owner and operator of numerous businesses specializing in franchise territory development and turnarounds. Mr. Sullivan has served as an adjunct professor at Saint Vincent College in Latrobe, Pennsylvania, teaching corporate finance, accounting, and financial analysis to third and fourth year students. Finally, Mr. Sullivan is a CPA. He received an MBA and MS in Management Information Systems from the University of Pittsburgh and BS in Accounting from Saint Vincent College

Hermann Buschor was appointed as a member of the board of directors on April 30, 2010 and is the Company’s Vice-President of Business Development.

Business Experience:

From February 2007 until the present Mr. Buschor has worked as director of marketing for Socotherm-LaBarge LLC, a company that provides coatings and insulation for deepwater pipelines and onshore gas transmission lines. Between 1999 and 2006 he worked as a sales manager for Tenaris Global Services (USA) Corp., a company that supplies pipelines for deepwater projects.

Director and Significant Employee Responsibilities and Qualifications:

As the Company’s Vice-President of Business Development, Mr. Buschor is responsible for setting the Company’s strategic direction. He spends much of his time spearheading and managing business development initiatives. He is also responsible for developing the Company’s revenue streams through the management and coordination of contracts and customer generation.

Mr. Buschor has over 35 years of international business development experience in the oil and gas pipeline industry and related coating applications. Experienced in the global marketplace, Mr. Buschor’s career has taken him around the world. He has worked with the world’s leading oil and gas companies in Russia, Indonesia, Malaysia, Europe, Africa, South America, and throughout United States and Canada. Mr. Buschor is a graduate of Zurich Trade School, Switzerland, and has studied Financial Analysis and Marketing at New York University.

Other Public Company Directorships in the Last Five Years:

None.

James S. B. Chew was appointed as a member of the board of directors on August 20, 2010.

Business Experience:

Since 2010, Mr. Chew has been Vice President of Business Development at MesoCoat, the Company’s subsidiary. He has twenty-nine years of experience in the aerospace, automotive, and education fields.

Prior to joining Mesocoat, Mr. Chew served as a propulsion engineer for Boeing Aerospace Company (1984-1986), senior engineer for SPARTA (1986-1988), program manager for Air Force Rocket Propulsion Lab (1988-1990), Director of Rocket Propulsion Technology Plans and Programs for the Air Force Phillips Laboratory (1991-1993), Assistant Staff Specialist for Weapons Technology for the Office of the Secretary of Defense (1993-1998), and the Deputy Director of Air and Surface Weapons Technology for the Office of Naval Research (1998-2000). Mr. Chew also served as Exide’s  (Nasdaq:XIDE)Vice President for the Military and Specialty Global Business Unit (2000-2002), Product Marketing Consultant for the Dodge Division of Chrysler Corporation (1986-2000), QWIPTECH’s Chief Operating Officer (2001-2002), General Motor’s American Tuner Program Manager (2000-2002),  T/J Technologies Chief Operating Officer (2002-2004) , Vice President, Science and Technology, ATK (NYSE: ATK) (2004-2009), and SAIC’s (NYSE: SAI) Vice President, Space Systems Development Division (2009-2010).

Director Qualifications:

Mr. Chew earned a lifetime California State Community College teaching credential in engineering. He earned his Bachelor of Science degree in Mechanical Engineering from the California State Polytechnic University, Pomona and a Master of Science degree in Systems Management from the University of Southern California. Mr, Chew is a graduate of the Stanford Executive Engineering Program and the Defense Systems Management College Advanced Program Management Program. He is a DoD Level 3 certified acquisition professional and a DoD Level 3 System, Planning, Development, Research and Engineering professional. He was recognized as the 2009 College of Engineering Distinguished Alumnus by his undergraduate alma mater.

Other Public Company Directorships in the Last Five Years:

None.

Andrew J. Sherman was appointed as a member of the board of directors on August 20, 2010.

Business Experience:

From 1996 until the present Mr. Sherman has served as CEO for Powdermet and from 2007 until the present he has served as CEO of MesoCoat (both of which are the Company’s subsidiaries). Between 1986and 1996 Mr. Sherman was Chief Metallurgist and New Business Development Manager for Ultramet, Inc., a leading Chemical Vapor Deposition (CVD) company, in Pacoima, California, where his technical and business developments resulted in a 10-fold growth in company revenues and the creation of three spinouts (including a $100M plus exit). Mr. Sherman’s developments have been the basis for the formation of eight successful companies to date.

Director Qualifications:

Mr. Sherman brings his 25 years of experience in the nano-engineered coatings field (including an intimate knowledge of both MesoCoat and Powerdermet) and his entrepreneurial spirit to the board of directors.

Additionally, Mr. Sherman was appointed to the United States Department of Energy’s Hydrogen Safety Panel and has served on the review panel since 2006.  Panel duties include interfacing with codes and standards, accident investigations, site reviews, H2 (hydrogen) project reviews, and H2 information and training, education, and best practices development. He received an M.Sc. and B.Sc. in Ceramic Engineering and a B.Sc. in Chemical Engineering from Ohio State University. He has also authored more than 95 papers and presentations on ceramics, metallurgy and composite powder coatings and was recognized with the 2000 R&D 100 award for his patented nano powder production and is a 2009 Ernst and Young entrepreneur of the year finalist.

Other Public Company Directorships in the Last Five Years:

None.

Theodore Sarniak III was appointed as a member of the board of directors on May 11, 2011.

Business Experience:

From 1976 until the present Mr. Sarniak has been Chief Executive Officer of Jeannette Specialty Glass. During his tenure he changed the company’s product mix and production technologies eight times to be competitive in the ever changing market place. This evolution resulted in a company sales force that covers the United States, Canada, and Europe. From 1990 to 1993 Mr. Sarniak served as the Chief Executive Officer and lead investor of Startron Inc., a night vision manufacturing plant that supplied the U.S. military with state of the art equipment.  From 1983 to 1987 he was the Chief Executive Officer of Jeannette Shade Inc., a company involved in the development and production of light weight vests and armored vehicles which stop the penetration of armor piercing projectiles.

Director Qualifications:

Mr. Sarniak brings independent oversight and a deep scientific and entrepreneurial background to the Company. Prior to joining Jeannette Specialty Glass, he had a very successful career in engineering, research and development, and new product development.  He has also received many U.S. patents involving chemical and scratch resistant products that are presently being sold throughout the world.

Other Public Company Directorships in the Last Five Years:

None.

John Neukirchen was appointed as the Company’s VP of Business Development Oil and Gas in April 2010.

Business Experience:

Since July 2008, Mr. Neukirchen has served as technical director and business manager of Polythermics, LLC, where he has directed the R&D and market introduction of a unique and highly successful line of thermoplastic coating materials and equipment for the oil and gas and mining industries. (On March 25, 2011, the Company entered into an Assignment Agreement to transfer a distribution agreement granted to Polythermics, LLC to the Company providing it with the exclusive right to distribute MesoCoat’s products intended for application specific to the oil and gas pipeline industry.)  Mr Neukirchen has been program director and technical liaison on a number of successful, high profile developmental projects, including the following

  JSF capable next generation landing and service deck coating for US Navy aircraft carriers for the Office of Naval Research (between October 2004 and July 2008.)
  Advanced underbody and under topical armor coating of US Marine vehicles for the Office of Naval Research (between October 2004 and July 2008.)
  Advanced plastic coating system for liquid and gray water storage tanks in US navy vessels for the Office of Naval Research (between October 2004 and July 2008.)
  Advanced plastic coating systems for high impact and corrosion service protection of dam and flood gates for the U.S. Army Corps of Engineers (between February 2005 and August 2007.)
  Corrosion restoration of pile support structures and seawalls under Delta Pier US Naval Base Bangor Washington and US Coast Guard Ketchikan Alaska (November 1996 to December 1999.)
  Consultant, coatings engineer, and supply of primary and secondary chemical containment coatings for all tanks and structures for 5 Boeing facilities (between June 1994 and September 1998)
  Manager, coatings liaison, and supply of primary and secondary chemical containment coatings for tanks and structures under Westinghouse Hanford contract, Hanford Washington (between June 1994 and January 1997)
  Managing consultant, coatings and supply of all primary structure and marine corrosion coatings Longbeach, California Terminal Island Expansion and Coal Port Construction for Kajima E&C (between October 1992 and June 1994)

Significant Employee Responsibilities and Qualifications:

Mr. Neukirchen is responsible for managing the sale MesoCoat’s pipeline coatings. He has over 25 years of business and project management experience, specializing in advanced corrosion protection technologies. Along with his BA degree in Business Management, Mr. Neukirchen has a strong background in Mechanical and Electrical Engineering.

Term of Office

Our directors are appointed for one year terms to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our bylaws. Our executive officers are appointed by our board of directors and hold office pursuant to employment agreements or until removed by the board.

Family Relationships

There are no family relationships between or among the directors or executive officers.

Involvement in Certain Legal Proceedings

During the past ten years there are no events that occurred related to an involvement in legal proceedings that are material to an evaluation of the ability or integrity of any of the Company’s directors, persons nominated to become directors or executive officers.

Compliance with Section 16(A) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors of the Company and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in their ownership with the Commission, and forward copies of such filings to us. Based solely upon a review of Forms 3, 4 and 5 furnished to the Company, we are not aware of any persons who, during the annual period ended May 31, 2010 or the nine month period ended February 28, 2011, failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act of 1934.

Code of Ethics

The Company has not adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-K of the Securities Exchange Act of 1934. The Code of Ethics applies to directors and senior officers, such as the principal executive officer, principal financial officer, controller, and persons performing similar functions. The Company expects to adopt a Code of Ethics in the next twelve months.

Board of Directors Committees

The board of directors has not established an audit committee. An audit committee typically reviews, acts on and reports to the board with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures. Certain stock exchanges currently require companies to adopt a formal written charter that establishes an audit committee that specifies the scope of an audit committee’s responsibilities and the means by which it carries out those responsibilities. In order to be listed on any of these exchanges, the Company will be required to establish an audit committee. We intend to establish an audit committee within the next twelve months.

The board of directors has not established a compensation committee. We intend to establish an audit committee within the next twelve months and at such time the compensation committee will develop a charter.

The board of directors has not yet established a nominating committee. We use a variety of methods for identifying and evaluating nominees for director, including candidates that may be referred by the Company’s stockholders. Stockholders who desire to recommend candidates for evaluation may do so by contacting the Company in writing, identifying the potential candidate and providing background information. Candidates may also come to the attention of the board of directors through current members of the board of directors, professional search firms and other persons. In evaluating potential candidates, the board takes into account a number of factors, including among others, the following:

•         independence from management;

•         whether the candidate has relevant business experience;

•         judgment, skill, integrity and reputation;

•         existing commitments to other businesses;

•         corporate governance background;

•         financial and accounting background, to enable the board of directors to determine whether the candidate would be suitable for audit committee membership; and

•         the size and composition of the board.

We intend to establish a nominating committee within the next twelve months and at such time the nominating committee will develop a charter.

Potential Conflicts of Interest

We are not aware of any current or potential conflicts of interest with our executive officers and directors.

Security Holders Recommendations to Board of Directors

We do not currently have a process for security holders to send communications to the board of directors. However, we welcome comments and questions from our shareholders. Shareholders can direct communications to our CEO, Mr. Miller, at our executive offices.

While we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the Commission so that all shareholders have access to information about us at the same time. Mr. Miller collects and evaluates all shareholder communications. If the communication is directed to the board of directors generally or to a specific director, Mr. Miller will disseminate the communications to the appropriate party at the next scheduled board of directors meeting. If the communication requires a more urgent response, Mr. Miller will direct that communication to the appropriate executive officer or director. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

Director Compensation

Directors currently are reimbursed for out-of-pocket costs incurred in attending meetings though we have no formal plan for compensating them for their services as directors. Nonetheless, during the year ended May 31, 2010, the Company compensated certain of its directors for services rendered by granting stock options to purchase common shares pursuant to our 2009 Stock Option Plan.

The board of directors may award special remuneration to any director undertaking any special services on behalf of the Company other than services ordinarily required of a director. Since inception to the date hereof, no director received and/or accrued any such compensation for his or her services as a director, including committee participation and/or special assignments.

We may offer all directors additional compensation in the future.

The following table provides summary information for the fiscal year ended May 31, 2010 concerning cash and non-cash compensation paid or accrued by the Company to or on behalf of our directors.

Director Compensation Table
Name (1)	Fees Earned Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert Miller(2)	$45,000	$0	$593,037	$0	$0	$0	$686,037
Hermann Buschor(3)	$10,000	$100,000	$324,519	$0	$0	$500	$435,019
David Greenbaum(4)	$36,000	$0	$118,607	$0	$0	$0	$154,607
Maria C. Maz(5)	$42,500	$0	$593,037	$0	$0	$0	$635,537

Notes follow on next page

(1)    James S. B. Chew and Andrew Sherman were appointed as directors subsequent to the period on August 20, 2010. Mr. Sherman was granted 1,000,000 options during the year ended May 31, 2010 valued at $593,037. Theodore Sarniak III was appointed as director on May 11, 2011. Mr. Sarniak has a consulting agreement with the Company in connection with his appointment which includes 150,000 options.

(2)    Mr. Miller as appointed as chief executive officer and director on December 8, 2009. Mr. Miller is considered the beneficial owner of the option awards under the name of Maria C. Maz who is Mr. Miller’s spouse.

(3)    Mr. Buschor was appointed as director on April 30, 2010.

(4)    Mr. Greenbaum was appointed as chief financial officer and principal accounting officer on December 11, 2009, was appointed as director on May 28, 2010, and he resigned on such positions on August 20, 2010.

(5)    Ms. Maz as appointed as chief executive officer, chief financial officer, principal accounting officer, and director on August 27, 2008, resigned as chief executive officer on December 7, 2009, resigned as chief financial officer and principal accounting officer on December 11, 2009, and resigned as director on May 28, 2010.  Ms. Maz is paid pursuant to two consulting contracts through a company owned by Ms. Maz. Ms. Maz was paid as a consultant through Prosper Financial, Inc., a company owned by Ms. Maz.

Key Advisors

Reg Allen was most recently Chief Executive Officer of Vortek, a Canadian technology company that had developed the world’s most powerful arc lamp. In 2004, Mr. Allen successfully sold Vortek to a public U.S. semiconductor equipment manufacturer. Mr. Allen is considered a leading authority on applications of the focused arc lamp system that is employed by the Company. At Vortek, Mr. Allen assembled an international team of top-caliber staff and executed an ambitious business plan to commercialize the application of arc lamp technology in advanced semiconductor equipment manufacturing. Mr. Allen has over 30 years of experience working with engineering related solutions.

Mario Medanic was most recently General Manager of Cladtek Bimetal Manufacturing, an Australian leader in the production of mechanically-bonded bimetal and weld-cladded corrosion resistant alloy pipes. At Cladtek Mr. Medanic was instrumental in setting up one of the largest cladding plants in the world, and was involved in management of daily operations to deliver industry-leading products in the oil & gas sector. Mr. Medanic is an expert on the planning and construction of industrial facilities for the oil and gas industry and in implementing management systems to increase competitiveness within the coating and cladding industry. His two decades of experience in the marine and oil & gas sector involves assessing various types of corrosion protection techniques and establishing plants to manufacture solutions.

James Rodriguez de Castro brings with him key industry insight and experience in the financial markets. A highly-experienced international trader and businessman, Mr. de Castro’s far-reaching investments have also connected him with an extensive network of operators in Asian oil and gas logistics, steel treatment and fabrication. Mr. de Castro’s extensive professional background includes 14 years spent with Merrill Lynch based in Japan and Hong Kong. His numerous senior executive roles there included Head of Global Markets, New Initiatives and Advisory, Pacific Rim; Head of Trading, Equity Derivatives, CBs and Index Arbitrage, Asia; and Head Trader, Japanese Equity Derivatives. His experience in the oil and gas sector began with Bankers Trust during the 1992 Gulf War. He remains a very active investor in this sector in Asia and maintains active interests in mining and offshore equipment rental.

ITEM 6.          EXECUTIVE COMPENSATION

The objective of the Company’s compensation program is to provide compensation for services rendered by our executive officers. The Company’s salaries and stock option awards are designed to retain the services of our executive officers. Salary and stock option awards are currently the only type of compensation used in our compensation program. We use these forms of compensation because we feel that they are adequate to retain and motivate our executive officers. The amount we deem appropriate to compensate our executive officers is determined in accordance with market forces; we have no specific formula to determine compensatory amounts at this time. While we have deemed that our current compensatory program and the decisions regarding compensation are easy to administer and are appropriately suited for our objectives, we may expand our compensation program to any additional future employees to include options and other compensatory elements.

For the year ended May 31, 2010, $716,537 was paid in salary and stock option awards to retain executive officers. For the year ended May 31, 2009, $60,000 was paid in salary to retain executive officers. We expect that the amount paid to retain executive officers will decline as stock option awards have been realized in the current period.

During the annual period ended May 31, 2010, our chief executive officer received compensation of $7,500 per month pursuant to a consulting agreement and Prosper Financial, Inc., a company controlled by a former chief executive officer, received option awards valued at $593,037; these option awards are considered beneficially owned by our current chief executive officer. Since the Company had limited operations during the annual period ended May 31, 2009, little compensation was paid to retain the services of our former executive officers. During 2009, our former chief executive officer received compensation at $5,000 per month through Prosper Financial, Inc., which she continued to earn until resigning in December 2009. Effective December 1, 2009, our former chief executive officer received compensation at $6,000 per month pursuant to a consulting agreement.

During the annual period ended May 31, 2010, our former chief financial officer received compensation of $3,000 per month pursuant to a consulting agreement and received option awards valued at $118,607. During the annual period ended May 31, 2009, our chief financial officers received no compensation for their services as chief financial.

Summary Compensation

The following table provides summary information for the fiscal years ended May 31, 2010 and 2009 concerning cash and non-cash compensation paid or accrued by the Company to or on behalf of (i) the chief executive officer, (ii) the two most highly compensated executive officers other than the chief executive officer if compensated over $100,000 and (iii) additional individuals if compensated over $100,000.

Executive Compensation Table
Name and Principal Position	Year (ended May 31)	Annual Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert Miller: CEO, director(1)	2010	$45,000	$0	$0	$593,037	$0	$0	$0	$686,037
Mark W. Sullivan: CFO, PAO(2)	2010	$0	$0	$0	$0	$0	$0	$0	$0
Costas Takkas: CFO, PAO(3)	2010	$0	$0	$0	$130,000	$0	$0	$0	$130,000
David Greenbaum: former CFO, director (4)	2010	$36,000	$0	$0	$118,607	$0	$0	$0	$154,607
Maria C. Maz: former CEO, CFO, director (5)	2010 2009	$42,500(6) $60,000(6)	$0 $0	$0 $0	$593,037(6) $0	$0 $0	$0 $0	$0 $0	$635,537 $60,000
Hermann Buschor: director, VP Bus. Devel.	2010	$10,000	$0	$100,000	$324,519	$0	$0	$500	$435,019
Andrew J. Sherman: consultant (7)	2010	$0	$0	$0	$593,037	$0	$0	$0	$593,037
John Neukirchen: VP Pipeline Coating Sales	2010	$6,000	$0	$90,000	$223,657	$0	$0	$101,000	$420,657

(1)    Mr. Miller as appointed as chief executive officer and director on December 8, 2009. Mr. Miller is considered the beneficial owner of the option awards under the name of Maria C. Maz who is Mr. Miller’s spouse.

(2)     Mr. Sullivan entered into an employment agreement with the Company in connection with his appointment as chief financial officer and principal accounting officer. Terms of the agreement include a signing bonus of 60,000 shares, options to purchase 400,000 shares, and a salary of $120,000 per annum.

(3)    Mr. Takkas was appointed as chief financial officer and principal accounting officer on August 20, 2010, subsequent to our fiscal year 2010 and resigned on May 11, 2011.

(4)    Mr. Greenbaum was appointed as chief financial officer and principal accounting officer on December 11, 2009, was appointed as director on May 28, 2010, and he resigned on such positions on August 20, 2010.

(5)    Ms. Maz as appointed as chief executive officer, chief financial officer, principal accounting officer, and director on August 27, 2008, resigned as chief executive officer on December 7, 2009, resigned as chief financial officer and principal accounting officer on December 11, 2009, and resigned as director on May 28, 2010. Approximately $12,500 of the annual salary amount was incurred and the whole option awards amount was granted following Ms. Maz’s resignation as executive officer pursuant to a consulting agreement.

(6)    Ms. Maz is paid as a consultant through a company owned by Ms. Maz.

(7)    Andrew J. Sherman was appointed as a director subsequent to the period on August 20, 2010.

Outstanding Equity Awards

The following table provides summary information for the period ended May 31, 2010 concerning unexercised options, stock that has not vested, and equity incentive plan awards by the Company to or on behalf of (i) the chief executive officer and chief financial officer and (ii) any other employee to receive the three most highly compensated individuals whose total compensation in excess of exceeds $100,000:

Outstanding Equity Awards at Fiscal Year-End
	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Robert H. Miller(1) (2)	-	1,000,000	-	0.60	December 11, 2019	-	-	-	-
Andrew J. Sherman(2)	-	1,000,000	-	0.60	December 11, 2019	-	-	-	-
David Greenbaum	66,666	-	-	0.60	December 11, 2019	-	-	-	-
John Neukirchen	-	400,000	-	0.60	April 26, 2020	-	-	-	-
Hermann Buschor	-	250,000	-	1.30	April 29, 2020	-	-	-	-

(1)     Mr. Miller is the indirect, beneficial owner of these options. Additionally, subsequent to the year ended May 31, 2010, Mr. Miller became the indirect owner of 500,000 additional options to purchase common stock at $0.65 per share before October 19, 2020, one third of which vest each year beginning on October 19, 2011.

(2)     Subsequent to the period one third of these options became exercisable.

*      Subsequent to the period: Mr. Takkas was granted 200,000 options that vest in equal increments over three years to purchase shares of common stock at $0.65 per share on or before August 20, 2020; Mr. Chew was granted was granted 200,000 options that vest in equal increments over three years to purchase shares of common stock at $0.65 per share on or before October 19, 2020; Mr. Sullivan was granted 400,000 options that vest in equal increments over three years to purchase shares of common stock at $1.02 per share on or before May 12, 2021.

2009 Stock Option Plan

Our board of directors adopted and approved our 2009 Stock Option Plan (“Abakan Plan”) on December 14, 2009, which provides for the granting and issuance of up to 10 million shares of our common stock. As of July 13, 2011, we granted options to purchase 5,311,666 shares of common stock which were outstanding at exercise prices of $0.60, $0.65, $0.75, $1.01, $1.02, $1.05 and $1.30 per share, which options vest over three years in equal increments. At July 13, 2011, 4,688,334 options remained available for future grant.

Our board of directors administers the Abakan Plan, however, they may delegate this authority to a committee formed to perform the administration function of the Abakan Plan. The board of directors or a committee of the board has the authority to construe and interpret provisions of the Abakan Plan as well as to determine the terms of an award. Our board of directors may amend or modify the Abakan Plan at any time. However, no amendment or modification shall adversely affect the rights and obligations with respect to outstanding awards unless the holder consents to that amendment or modification.

The Abakan Plan permits us to grant non-statutory stock options to our employees, directors and consultants. The options issued under this Abakan Plan are intended to be non-statutory stock options exempt from Code Section 409A. The duration of a stock option granted under our Abakan Plan cannot exceed ten years. The exercise price of an incentive stock option cannot be less than 100% of the fair market value of the common stock on the date of grant.

The Abakan Plan administrator determines the term of stock options granted under the Abakan Plan, up to a maximum of ten years, except in the case of certain events, as described below. Unless the terms of an optionee's stock option agreement provide otherwise, if an optionee's relationship with us ceases for any reason other than disability or death, the optionee may exercise any vested options for a period of ninety days following the cessation of service. If an optionee's service relationship with us ceases due to disability or death the optionee or a beneficiary may exercise any vested options for a period of 12 months in the event of disability or death.

Unless the Abakan Plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionee may designate a beneficiary, however, who may exercise the option following the optionee's death.

Long Term Incentive Plan Awards.

We have no long-term incentive plans.

Termination of Employment and Change in Control Arrangements

The Company has no plans that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement.

The Company has no agreement that provides for payment to any executive officer at, following, or in connection with the resignation, retirement or other termination, or a change in control of Company or a change in our executive officers’ responsibilities following a change in control.

ITEM 7.          CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND  DIRECTOR INDEPENDENCE

Neither our director or executive officer, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction in the period covered by this report or in any presently proposed transaction which, in either case, has or will materially affect us, except as follows.

On December 1, 2009 we entered into a consulting agreement commencing December 1, 2009 with Prosper Financial Inc., a company controlled by Maria C. Maz, our former chief executive officer and spouse of our current chief executive officer, to provide business consulting. The terms of the consulting agreement include $2,500 per month payable in consulting fees and reimbursement for all reasonable business expenses incurred in the performance of its duties. The consultant was also granted 1,000,000 stock options with an exercise price of $0.60 per share which vest equally over 3 years.

On December 1, 2009 we entered into a consulting agreement with Robert H. Miller to perform the duties of chief executive officer. The terms of the consulting agreement included $7,500 per month payable in consulting fees and reimbursement to the consultant for all reasonable business expenses incurred by it in the performance of its duties.

On December 1, 2009 we entered into a consulting agreement with David Greenbaum to perform the duties of chief financial officer. The terms of the consulting agreement included $6,000 per month payable in consulting fees and reimbursement to the consultant for all reasonable business expenses incurred by it in the performance of its duties, and was to be in effect until December 1, 2010. The consultant was also granted 200,000 stock options with an exercise price of $0.60 per share, that were to vest equally over three years with the first third vested upon signing. This consulting agreement ended on August 20, 2010 and all unvested options were terminated.

On February 10, 2010, we provided a non-collaterized note receivable on an interest free basis pursuant to which we loaned $41,491 payable on demand to Sonnen Corporation, a company related to Robert Miller based on his service as its chief executive officer and as one of its directors and stockholders. The outstanding amount was paid in full as of May 31, 2010.

On March 1, 2010, in anticipation of entering into a service agreement, a loan of $25,000 paying 10% interest per annum payable by February 26, 2011 was provided to Polythermics LLC, a company related to John Neukirchen, one of the Company’s key personnel. The loan remains outstanding.

On March 17, 2010 we entered into a consulting agreement with Sonnen Corporation, a company related to Robert Miller based on his service as its chief executive officer and one of its directors and based on his stockholding in the company, in order to gain access to a group of experts that provided consulting services in the field of coatings, in exchange for $50,000. We also agreed to apply the consideration for the consulting agreement against the amount owed by Sonnen Corporation to the Company in connection with the non-collaterized note receivables dated February 10, 2010 and April 29, 2011 which were paid in full as of May 31, 2010 with the balance due Sonnen Corporation paid in cash.

On April 21, 2010, in anticipation of entering into a service agreement, a loan of $25,000 paying 10% interest per annum payable by April 16, 2011 was provided to Polytherm Technologies LLC, a company related to John Neukirchen, one of the Company’s key personnel. The loan remains outstanding.

On April 29, 2010, we provided a non-collaterized note receivable on an interest free basis in the amount of $8,500 payable on demand to Sonnen Corporation, a company related to Robert Miller based on his service as its chief executive officer and as one of its directors and based on his stockholding in the company. The outstanding amount was paid in full as of May 31, 2010.

On April 29, 2010, we granted Hermann Buschor, a director, 250,000 stock options with an exercise price of $1.30 per share, that vest equally over three years.

On October 19, 2010, we entered into a stock option agreement with James Chew, a director, pursuant to which agreement Mr. Chew was granted 150,000 stock options at an exercise price of $1.02 per share for a period of ten years that vest in equal amounts over three years from the date of grant.

On December 1, 2010 we entered into a month to month lease arrangement with Prosper Financial Inc., an entity owned by Maria Maz, the wife of our chief executive officer, for the use of office space in Miami, Florida. Under the lease arrangement we pay $ 2,213 a month for the use of this space.

On May 11, 2011, we entered into an employment agreement with Mark Sullivan in connection with his appointment as chief financial officer and principal accounting officer. Terms of the agreement included a signing bonus of 60,000 shares valued at $0.82 per share ($49,200), 400,000 stock options at an exercise price of $1.02 per share for a period of ten years that vest in equal amounts over three years from the date of grant and a salary of $120,000 per annum.

On May 13, 2011, we entered into a stock option agreement with Theodore Sarniak III, a director, pursuant to which agreement Mr. Sarniak was granted 150,000 stock options at an exercise price of $1.02 per share for a period of ten years that vest in equal amounts over three years from the date of grant.

On June 14, 2011 we entered into a subscription agreement with Mark Sullivan, an executive officer, to purchase 115,000 shares of our common stock and 57,500 share purchase warrants, which purchase was pursuant to a private placement offering at $1.00 for one share and one half share purchase warrant. Each whole warrant allows the grantee to purchase one share of the Company’s common stock for $1.50 within two years of the date of grant.

On June 14, 2011 we entered into a subscription agreement with Hermann Buschor, a director, to purchase 30,000 shares of our common stock and 15,000 share purchase warrants, which purchase was pursuant to a private placement offering at $1.00 for one share and one half share purchase warrant. Each whole warrant allows the grantee to purchase one share of the Company’s common stock for $1.50 within two years of the date of grant.

Director Independence

Our common stock is quoted on the OTCQB electronic quotation system, which does not have director independence requirements. For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 4200(a) (15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Accordingly, the Company deems Mr. Sarniak to be an independent director.

ITEM   8.        LEGAL PROCEEDINGS

Legal proceedings were initiated by Powdermet against Dean M. Baker and Advanced Powder Solutions (APS), Inc. et al (“Baker”) in July of 2006 in the Superior Court of the State of California, County of Los Angeles. The claims alleged violation of the Uniform Trade Secrets Act, misappropriation of trade secrets, breach of contract, conversion and intentional interference with prospective business advantage. The claim sought damages of $10,000,000 and punitive damages of $20,000,000 plus the legal fees incurred in prosecuting the suit. The suit was taken to jury trial on March 17, 2011 and on May 12, 2011 a jury verdict was rendered but no damages were awarded. Under California law the decision resulted in the award of $18,141 in court costs to Baker. Powdermet is now evaluating the prospect of further legal action related to this case.

ITEM   9.        MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s common stock has been quoted on the OTCQB electronic quotation system under the symbol “ABKI”. These prices reflect inter-dealer prices without retail mark-up, mark-down, or commission, and may not necessarily reflect actual transactions. The following table sets forth the high and low bid prices for the common stock as reported for each quarterly period from the last two years.

High and Low Bid Prices
Year	Quarter Ended	High	Low
2011	May 31	$1.76	$0.70
2011	February 28	$1.25	$0.90
2010	November 30	$1.15	$0.40
2010	August 31	$1.08	$0.26
2010	May 31	$1.55	$0.40
2010	February 28	$0.90	$0.65
2009	November 30	$0.60	$0.25
2009	August 31	$0.25	$0.10

Reports to Security Holders

We are a reporting company pursuant to the Securities and Exchange Act of 1934. As such, we make available our annual report which includes audited financial statements, and our quarterly reports which include unaudited financial statements.

Capital Stock

The following is a summary of the material terms of the Company’s capital stock. This summary is subject to and qualified by our articles of incorporation and bylaws.

Common Stock

As of July 13, 2011 there were 345 shareholders of record holding a total of 59,507,425 shares of fully paid and non-assessable common stock of the 2,500,000,000 shares of common stock, par value $0.0001, authorized. The board of directors believes that the number of beneficial owners is greater than the number of record holders because a portion of our outstanding common stock is held in broker “street names” for the benefit of individual investors. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no pre-emptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

As of July 13, 2011 there were 50,000,000 shares of preferred stock, par value $0.0001 authorized of which none were outstanding. The Company’s preferred stock may have such rights, preferences and designations and may be issued in such series as determined by the board of directors.

Dividends

The Company has not declared any cash dividends since inception and does not anticipate paying any dividends in the near future. The payment of dividends is within the discretion of the board of directors and will depend on our earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit the Company’s ability to pay dividends on its common stock other than those generally imposed by applicable state law.

Warrants

As of July 13, 2011 there were 4,600,000 half-share warrants outstanding to purchase 2,300,000 shares of our common stock, at $0.75 per share with an expiration date of December 16, 2011, and 840,465 half-share warrants outstanding to purchase 420,233 shares of our common stock, at $1.50 per share with an expiration date of June 13, 2013.

Stock Options

As of July 13, 2011, there were 5,311,666 stock options outstanding to purchase shares of our common stock, as follows:

•         2,000,000 options have an exercise price of $0.60 per shares, expire on December 11, 2019, and vest in equal increments over three years beginning on December 11, 2010

•         300,000 options have an exercise price of $0.60 per shares, expire on December 11, 2019, and vest in equal increments over three years beginning December 11, 2009.

•         100,000 options have an exercise price of $0.75 per share, expire on March 15, 2020, and vest in equal increments over three years to beginning March 15, 2010.

•         400,000 options have an exercise price of $0.60 per share, expire on April 26, 2020, and vest in equal increments over three years to beginning April 26, 2011.

•         250,000 options have an exercise price of $1.30 per share, expire on April 29, 2020, and vest in equal increments over three years to beginning April 29, 2011.

•         200,000 options have an exercise price of $0.65 per share, expire on August 20, 2020, and vest in equal increments over three years to beginning August 20, 2011.

•         1,200,000 options have an exercise price of $0.65 per share, expire on October 19, 2020, and vest in equal increments over three years beginning on October 19, 2011.

•         25,000 options have an exercise price of $1.01 per share, expire on November 17, 2020, and vest in equal increments over three years beginning on November 17, 2011.

•         25,000 options have an exercise price of $1.25 per share, expire on January 25, 2021, and vest in equal increments over three years beginning on January 25, 2012.

•         20,000 options have an exercise price of $1.05 per share, expire on March 16, 2021, and vest in equal increments over three years beginning on March 16, 2012.

•         100,000 options have an exercise price of $1.05 per share, expire on April 13, 2021, and vest in equal increments over three years beginning on April 13, 2012.

•         150,000 options have an exercise price of $1.05 per share, expire on May 2, 2021, and vest in equal increments over three years beginning on May 2, 2012.

•         400,000 options have an exercise price of $1.02 per share, expire on May 12, 2021, and vest in equal increments over three years beginning on May 12, 2012.

•         250,000 options have an exercise price of $1.02 per share, expire on May 13, 2021, and vest in equal increments over three years beginning on May 13, 2012.

Convertible Securities

As of July 13, 2011, the Company has three securities convertible into the shares of its common stock for an aggregate total of $2,700,000, bearing an interest rate of 5% per annum. The notes are convertible at $1.00 per conversion unit, which consists of one share of our common stock and one-half share warrant to purchase an additional share at $1.50 per share, with an expiration date of two years following the conversion date. The maturity dates of these notes are two years from the date of issuance, March 17, 2013, April 13, 2013 and June 7, 2013 respectively.

Purchases of Equity Securities made by the Issuer and Affiliated Purchasers

The Company has not repurchased any shares of its common stock during the fiscal year ended May 31, 2010 or since that date through July 13, 2011

Securities Authorized for Issuance Under Equity Compensation Plans

The Company has not authorized any securities for issuance under any equity compensation plan.

Trading Information

The Company’s common stock is currently approved for quotation under the symbol “ABKI”. The information for our transfer agent is as follows:

Island Stock Transfer

100 Second Avenue South, Suite 300

St. Petersburg, Florida  33701

Tel: (727) 289-0010.

Section 15(g) of the Securities Exchange Act of 1934

Our Company’s shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

ITEM 10.        RECENT SALES OF UNREGISTERED SECURITIES

The Company has no sales of securities other than those previously reported and the following:

On May 11, 2011 the board of directors of the Company authorized the issuance of 60,000 shares of its common stock to Mark W. Sullivan, valued at $0.82 or in the aggregate $42,900, as a signing bonus to become chief financial officer and principal accounting officer of the Company, which authorization was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

The Company complied with the exemption requirements of Section 4(2) of the Securities Act based on the following factors: (1) the issuance was an isolated private transaction by the Company which did not involve a public offering; (2) the offeree has access to the kind of information which registration would disclose; and (3) the offeree is financially sophisticated.

On May 19, 2011 the board of directors of the Company authorized the issuance of 15,000 shares of its common stock to Steven Ferris for cash consideration of $15,000 or $1.00 per share, which authorization was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

The Company complied with the exemption requirements of Section 4(2) of the Securities Act based on the following factors: (1) the issuance was an isolated private transaction by the Company which did not involve a public offering; (2) the offeree has access to the kind of information which registration would disclose; and (3) the offeree is financially sophisticated.

On May 19, 2011 the board of directors of the Company authorized the issuance of 50,000 shares of its common stock to Paloma Capital Group, Inc., for cash consideration of $50,000, or $1.00 per share, which authorization was made in reliance upon the exemption from registration provided by Regulation S of the Securities Act.

Regulation S provides generally that any offer or sale that occurs outside of the United States is exempt from the registration requirements of the Securities Act, provided that certain conditions are met. Regulation S has two safe harbors. One safe harbor applies to offers and sales by issuers, securities professionals involved in the distribution process pursuant to contract, their respective affiliates, and persons acting on behalf of any of the foregoing (the “issuer safe harbor”), and the other applies to resales by persons other than the issuer, securities professionals involved in the distribution process pursuant to contract, their respective affiliates (except certain officers and directors), and persons acting on behalf of any of the forgoing (the “resale safe harbor”). An offer, sale or resale of securities that satisfies all conditions of the applicable safe harbor is deemed to be outside the United States as required by Regulation S.

The Company complied with the exemption requirements of Regulation S by having directed no offering efforts in the United States, by offering common shares only to one offeree who was outside the United States at the time of the offering, and ensuring that the offeree to whom the common shares were offered and authorized was a non-U.S. offeree with an address in a foreign country.

On June 14, 2011 the board of directors of the Company authorized the issuance of 840,465 shares of its common stock and 420,233 share purchase warrants to the following ten entities and individuals pursuant to an offering of up to 4,000,000 shares and warrants at $1.00 for one share and one half share purchase warrant, or an aggregate of $840,465, which whole warrants allow the grantees to purchase one share of the Company’s common stock for $1.50 within two years of the date of grant, in reliance upon the exemptions from registration provided by Section 4(2), Regulation D and Regulation S of the Securities Act:

Name	Consideration	Shares	Warrants	Exemption
Syndicate Consulting, Inc.	$30,000	30,000	15,000	Reg D
Hermann Buschor	$30,000	30,000	15,000	4(2)/Reg D
Costas Takkas	$40,000	40,000	20,000	Reg S
Kosson Ventures Inc.	$165,000	165,000	82,500	Reg S
Stratton SA	$65,465	65,465	32,733	Reg S
Green Chip SA	$50,000	50,000	25,000	Reg S
Mark Sullivan	$115,000	115,000	57,500	4(2)/Reg D
Orsa & Company	$15,000	15,000	7,500	Reg D
Thomas Shea	$100,000	100,000	50,000	Reg D
Sonoro Invest SA	$200,000	200,000	100,000	Reg S

The Company complied with the exemption requirements of Section 4(2) of the Securities Act based on the following factors: (1) the issuances and grants were isolated private transactions by the Company which did not involve a public offering; (2) the offerees have access to the kind of information which registration would disclose; and (3) the offerees are financially sophisticated.

The Company complied with the requirements of Regulation D of the Securities Act by: (i) foregoing any general solicitation or advertising to market the securities; (ii) selling only to accredited investors; (iii) having not violated antifraud prohibitions with the information provided to the investors; (iv) being available to answer questions by the investors; and (v) issuing restricted securities to the investors.

The Company complied with the exemption requirements of Regulation S by having directed no offering efforts in the United States, by offering common shares to a limited number of offerees who were outside the United States at the time of the offering, and ensuring that the offerees to whom the common shares and warrants were offered and authorized were non-U.S. offerees with addresses in foreign countries.

ITEM 11.        DESCRIPTION OF THE REGISTRANT’S SECURITIES

Common Stock

Our authorized capital stock consists of 2,500,000,000 shares of common stock, par value $0.0001 per share. The holders of our common stock:

•         have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

•         are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•         do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•         are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our articles of incorporation, bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay or make more difficult acquisitions or changes in our control, however, which only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely will occur. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

ITEM 12.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide, in general, that a corporation incorporated under the laws of the State of Nevada, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Nevada corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the State of Nevada or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Pursuant to the articles of incorporation and bylaws of the corporation, we shall indemnify any person who was, or is threatened to be made, a party to a proceeding by reason of the fact that he or she (i) is or was a director, officer, employee or agent of the Company, or (ii) while a director, officer, employee or agent of the Company, is or was serving at the request of the Company as a director, officer,  employee, agent or similar functionary of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under the Revised Statutes of the State of Nevada, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Company or elects to continue to serve as a director or officer of the Company. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted for directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Securities Act and is therefore unenforceable.

ITEM 13.        FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

See Item 9.01 of this Form 8-K/A.

ITEM 14.        CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements on accounting and financial disclosures from the inception of our company through the date of this Report.

ITEM 15.        FINANCIAL STATEMENTS AND EXHIBITS

See Item 9.01 of this Form 8-K/A.

END OF FORM 10 DISCLOSURE

Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. The foregoing Items enumerated 1 through 15 are intended to satisfy and relate such information required by Item 2.01(f) for Form 8-K. The following enumerated Items relate to this current report on Form 8-K/A.

ITEM 5.06  CHANGE IN SHELL COMPANY STATUS

As a result of exercising the Initial Option to take a 51% interest in MesoCoat, the registrant is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

ITEM 7.01      REGULATION FD DISCLOSURE

The information contained herein includes a press release attached to this current report in Item 9.01 as Exhibit 99.6 which is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. The press release relates to the Company’s exercise of the Initial Option. This information is “furnished” and not “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. However, this information may be incorporated by reference in another filing under the Securities and Exchange Act of 1934, as amended, or the Securities Act, only if, and to the extent that, such subsequent filing specifically references the information incorporated by reference herein.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

(a)        Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), the following financial statements are included herewith:

•         MesoCoat’s unaudited financial statements for the nine months ended February 28, 2011 and 2010 are filed herewith as exhibit 99.1.

•         MesoCoat’s audited financial statements for the years ended May 31, 2010 and 2009 are filed herewith as exhibit 99.2.

•         The Company’s unaudited financial statements for the nine months ended February 28, 2011 and 2010 are included by reference to the Company’s Form 10-Q/A filed on September 23, 2011, with the Commission as exhibit 99.3.

•         The Company’s audited financial statements for the years ended May 31, 2010 and 2009 are included by reference to the Company’s Form 10-K/A filed on September 23, 2011, with the Commission as exhibit 99.4.

(b)        Pro Forma Financial Information.

In accordance with Item 9.01(b), the following pro forma financial information is included herewith:

•         Unaudited pro forma financial information for the nine months ended February 28, 2011, and unaudited pro forma financial information for the fiscal year ended May 31, 2010, is filed herewith as exhibit 99.5.

(c)        Shell Company Transactions.

The terms of the Investment Agreement were previously announced on a current report on Form 8-K as filed with the Commission on December 17, 2009. A copy of the agreement was attached thereto and is hereby incorporated by this reference. The terms of the amendment to the Investment Agreement were previously announced on a current report on Form 10-Q as filed with the Commission on January 19, 2011. A copy of the amendment was attached thereto and is hereby incorporated by this reference. All references to these agreements are qualified, in their entirety, by the text of such exhibits.

(d)        Exhibits.

The exhibits hereto are detailed on page 65.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            Abakan Inc.                                                                                        Date

By: /s/ Robert H. Miller                                                                                    September 23, 2011

Name: Robert H. Miller

Title: Chief Executive Officer

EXHIBITS

Exhibit No.      Exhibit Description

3.1*                    Certificate of Incorporation of the Company and Certificate of Amendment, incorporated hereto by reference to the Form SB-2, filed with the Commission on June 19, 2007.

3.2*                    Bylaws of the Company, incorporated hereto by reference to the Form SB-2, filed with the Commission on June 19, 2007.

10.1*                  Lease Agreement between Powdermet and Sherman Properties, LLC dated March 7, 2007, incorporated hereto by reference to the Form 10-K filed with the Commission on September 13, 2011.

10.2*                  Articles of Merger dated November 9, 2009, incorporated hereto by reference to the Form 8-K filed with the Commission on December 9, 2009.

10.3*                  Agreement and Plan of Merger dated November 9, 2009, incorporated hereto by reference to the Form 8-K filed with the Commission on December 9, 2009.

10.4*                  Consulting agreement dated December 1, 2009, between the Company and Mr. Greenbaum, incorporated hereto by reference to the Form 8-K filed with the Commission on May 28, 2010.

10.5*                  Employment agreement dated December 1, 2009, between MesoCoat and Andrew Sherman, incorporated hereto by reference to the Form 10-K filed with the Commission on September 13, 2011.

10.6*                  Consulting agreement date December 1, 2009 between the Company and Prosper Financial Inc., incorporated hereto by reference to the Form 10-K filed with the Commission on September 13, 2011.

10.7*                  Consulting agreement dated December 8, 2009 between the Company and Robert Miller, incorporated hereto by reference to the Form 10-K filed with the Commission on September 13, 2011.

10.8*                  Investment Agreement dated December 9, 2009, between the Company, MesoCoat and Powdermet, incorporated hereto by reference to the Form 8-K filed with the Commission on December 17, 2009.

10.9*                  Agreement date March 17, 2010 between the Company and Sonnen Corporation, incorporated hereto by reference to the Form 10-K filed with the Commission on September 13, 2011.

10.10*                Agreement dated April 30, 2010 between the Company and Mr. Buschor, incorporated hereto by reference to the Form 8-K filed with the Commission on May 11, 2010.

10.11*                Commercial lease agreement date June 1, 2010, between Powdermet and MesoCoat, incorporated hereto by reference to the Form 10-K filed with the Commission on September 13, 2011.

10.12*                Stock Purchase Agreement dated June 29, 2010 between the Company and Kennametal, incorporated hereto by reference to the Form 8-K filed with the Commission on September 15, 2010.

10.13*                Employment agreement dated August 20, 2010, between the Company and Mr. Takkas, incorporated hereto by reference to the Form 8-K filed with the Commission on August 26, 2010.

10.14*                Amendment No. 1 to Stock Purchase Agreement between the Company and Kennametal dated September 7, 2010, incorporated hereto by reference to the Form 8-K filed with the Commission on September 15, 2010.

10.15*                Amendment to the Investment Agreement dated December 8, 2010, between the Company, MesoCoat and Powdermet, incorporated hereto by reference to the Form 10-Q filed with the Commission on January 19, 2011.

10.16                  Amendment No. 2 to Stock Purchase Agreement between the Company and Kennametal dated January 19, 2011.

10.17*                Accord and Satisfaction Agreement dated March 21, 2011 between the Company and Kennametal, Inc., incorporated hereto by reference to the Form 8-K filed with the Commission on March 25, 2011.

10.18*                Assignment Agreement dated March 25, 2011 with Polythermics LLC and MesoCoat, incorporated hereto by reference to the Form 10-Q/A filed with the Commission on September 26, 2011.

10.19*                Employment Agreement dated May 11, 2011 between the Company and Mark Sullivan, incorporated hereto by reference to the Form 10-K filed with the Commission on September 13, 2011.

21                       Subsidiaries of the Company.

99.1                    MesoCoat’s financial statements and notes for the unaudited periods ended February 28, 2011 and 2010.

99.2                    MesoCoat’s financial statements and notes for the audited periods ended May 31, 2010 and 2009.

99.3*                  The Company’s financial statements and notes for the unaudited periods ended February 28, 2011 and 2010, incorporated hereto by reference to the Form 10-Q/A filed with the Commission on September 26, 2011.

99.4*                  The Company’s financial statements and notes for the audited periods ended May 31, 2010 and 2009, incorporated hereto by reference to the Form 10-K/A file with the Commission on September 26, 2011.

99.5                    Pro forma financial information for the periods ended February 28, 2011 and 2010 and for the periods ended May 31, 2010 and 2009.

99.6                    Press release announcing the Company’s exercise of its initial option to acquire a majority interest in MesoCoat.

                        *         Incorporated by reference to previous filings of the Company.